Filed pursuant to Rule 424(b)(5)
Registration No. 333-273947

Prospectus Supplement

(To Prospectus dated August 11, 2023)

$1,250,000,000

Fox Corporation

6.500% Senior Notes due 2033

Fox Corporation (the “Company,” “FOX,” or “we”) is offering 6.500% senior notes due 2033 (the “notes”). We will pay interest on the notes semi-annually in arrears on April 13 and October 13 of each year, beginning on April 13, 2024. The notes will mature on October 13, 2033. The Company intends to use the net proceeds of this offering of the notes for general corporate purposes. See “Use of Proceeds.”

We may redeem the notes, at any time in whole or from time to time in part, prior to their maturity, at the applicable redemption prices described under the caption “Description of the Notes—Optional Redemption.” If a change of control triggering event (as defined herein) occurs, unless we have exercised our option to redeem the notes or have defeased or discharged the notes as described in the Indenture (as defined herein), we will be required to offer to repurchase the notes at a purchase price equal to 101% of the principal amount of the notes, plus accrued and unpaid interest to, but excluding, the date of repurchase. See “Description of the Notes—Change of Control Triggering Event.”

The notes will be our unsecured, unsubordinated debt obligations. On the issue date of the notes offered hereby (such date, the “Issue Date”), the notes will not be guaranteed and there will be no subsidiary guarantors; provided, that, following the Issue Date, subsidiaries of the Company will guarantee (the “guarantors”) the notes on a senior unsecured basis to the extent that the conditions set forth under “Description of Debt Securities—Certain Covenants—Guarantees by Subsidiaries” in the accompanying prospectus are satisfied. The notes and any guarantees will rank equally in right of payment with any of our or any guarantors’ existing or future senior indebtedness from time to time outstanding, including the Revolving Credit Facility and the Existing Notes (each as defined herein), be effectively subordinated to any of our or any guarantors’ existing or future secured indebtedness to the extent of the value of the assets securing such secured indebtedness, and be senior in right of payment to any of our or any guarantors’ existing or future subordinated indebtedness. In addition, the notes will be structurally subordinated in right of payment to all existing and future indebtedness, liabilities and other obligations of our subsidiaries that do not guarantee the notes, and effectively subordinated to any of our existing or future secured indebtedness to the extent of the value of the assets securing such secured indebtedness.

Investing in the notes involves risks. See “Risk Factors” beginning on page S-5 of this prospectus supplement, on page 6 of the accompanying prospectus and in the documents incorporated by reference herein.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Public offering price(1)	Underwriting discount	Proceeds, before expenses, to the Company
Per Note	99.204%	0.450%	98.754%
Total	$1,240,050,000	$5,625,000	$1,234,425,000

(1)	Plus accrued interest from October 13, 2023, if settlement occurs after that date.

The notes will not be listed on any securities exchange or automated quotation system. Currently there are no public markets for the notes.

The underwriters expect to deliver the notes in book-entry form through the facilities of The Depository Trust Company (“DTC”) and its participants, including Clearstream Banking, société anonyme, and Euroclear Bank S.A./N.V., on or about October 13, 2023.

Joint Book-Running Managers

J.P. Morgan	Citigroup	Deutsche Bank Securities	Goldman Sachs & Co. LLC	Morgan Stanley

The date of this prospectus supplement is October 5, 2023.

We have not, and the underwriters have not, authorized any person to provide any information other than that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or the free writing prospectus prepared by or on behalf of us to which we have referred you. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any related free writing prospectus is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates.

We and the underwriters are not making an offer to sell the notes in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is comprised of two parts. The first part is this prospectus supplement, which contains the terms of this offering of notes and adds to and supplements information contained in the accompanying prospectus and the documents incorporated by reference therein. The second part is the accompanying prospectus, dated August 11, 2023, which is part of a registration statement on Form S-3, and contains more general information, some of which may not apply to this offering of notes.

This prospectus supplement, which describes certain matters relating to us and the specific terms of this offering of notes, adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein and in the accompanying prospectus. Generally, when we refer to this document, we are referring to both parts of this document combined. Both this prospectus supplement and the accompanying prospectus include important information about us, our outstanding debt and other information you should know before investing in the notes. The accompanying prospectus gives more general information, some of which may not apply to the notes offered by this prospectus supplement. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus, you should rely on the information contained in this prospectus supplement. If the information contained in this prospectus supplement differs or varies from the information contained in a document we have incorporated by reference, you should rely on the information in the more recent document.

It is important for you to read and consider all information contained in (i) this prospectus supplement, (ii) the accompanying prospectus, (iii) any free writing prospectus prepared by or on behalf of us or to which we have referred you and (iv) the documents incorporated by reference herein and therein that are described in this prospectus supplement and the accompanying prospectus under the heading “Incorporation of Certain Information By Reference” before making any investment decision. You should also read and consider the information in the documents to which we have referred you in “Where You Can Find More Information” and “Incorporation of Certain Information By Reference” in this prospectus supplement.

When used in this prospectus supplement, the “Company,” “FOX,” “we,” “our” and “us” refer to Fox Corporation and its consolidated subsidiaries, unless otherwise specified or the context otherwise requires.

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WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information filed electronically with the SEC, which is available at http://www.sec.gov. Unless specifically listed below, the information contained on the SEC’s website is not intended to be incorporated by reference in this prospectus supplement or the accompanying prospectus and you should not consider that information a part of this prospectus supplement or the accompanying prospectus.

The Company makes available free of charge through its internet website at http://www.foxcorporation.com its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as soon as reasonably practicable after it electronically files with, or furnishes to, the SEC. Any information available on or through the Company’s website is not part of this prospectus supplement or the accompanying prospectus, except to the extent it is expressly incorporated by reference herein as set forth under “Incorporation of Certain Information By Reference” below.

The Company has filed a registration statement on Form S-3 to register with the SEC the debt securities described in this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus are part of that registration statement. As permitted by SEC rules, this prospectus supplement and the accompanying prospectus do not contain all the information contained in the registration statement or the exhibits to the registration statement. You may refer to the registration statement and accompanying exhibits for more information about us and our debt securities.

S-iii

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows the Company to “incorporate by reference” information into this prospectus supplement and the accompanying prospectus, which means important information may be disclosed to you by referring you to another document filed separately with the SEC. Any information incorporated by reference is deemed to be part of this prospectus supplement and the accompanying prospectus.

The Company incorporates by reference in this prospectus supplement and the accompanying prospectus the documents set forth below that have been previously filed with the SEC as well as any filings the Company makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and before the termination of the offering of the notes; provided, however, that, except as specifically provided below, we are not incorporating any documents or information deemed to have been furnished rather than filed in accordance with SEC rules:

•	the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2023, filed August 11, 2023 (the “2023 Form 10-K”);

•	the Company’s Current Reports on Form 8-K, filed August 11, 2023 and September 22, 2023; and

•	the portions of the Company’s Definitive Proxy Statement on Schedule 14A, filed September 22, 2023, that are incorporated by reference in the 2023 Form 10-K.

Any statement contained in a document incorporated by reference in this prospectus supplement and the accompanying prospectus shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document that also is incorporated by reference in this prospectus supplement and the accompanying prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and the accompanying prospectus.

Information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K of the Company, including any related exhibits under Item 9.01, will not be incorporated by reference in this prospectus supplement or the accompanying prospectus.

To obtain copies of these filings, see “Where You Can Find More Information.” You may also request a copy of these filings, at no cost, by writing or telephoning to the address and telephone number set forth below:

Fox Corporation

1211 Avenue of the Americas

New York, NY 10036

Attention: Investor Relations

(212) 852-7000

S-iv

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, any free writing prospectus and the documents incorporated by reference herein or therein contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act. All statements other than statements of historical or current fact are “forward-looking statements” for purposes of federal and state securities laws, including any statements regarding (i) future earnings, revenues or other measures of the Company’s financial performance; (ii) the Company’s plans, strategies and objectives for future operations; (iii) proposed new programming or other offerings; (iv) future economic conditions or performance; and (v) assumptions underlying any of the foregoing. Forward-looking statements may include, among others, the words “may,” “will,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “outlook” or any other similar words.

Although the Company’s management believes that the expectations reflected in any of the Company’s forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any forward-looking statements. The Company’s future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties, such as those disclosed or incorporated by reference in our filings with the SEC. Important factors that could cause the Company’s actual results, performance and achievements to differ materially from those estimates or projections contained in the Company’s forward-looking statements include, but are not limited to, government regulation, economic, strategic, political and social conditions and the following factors:

•

evolving technologies and distribution platforms and changes in consumer behavior as consumers seek more control over when, where and how they consume content, and related impacts on advertisers and MVPDs (as defined below);

•

declines in advertising expenditures due to various factors such as the economic prospects of advertisers or the economy, major sports events and election cycles, evolving technologies and distribution platforms and related changes in consumer behavior and shifts in advertisers’ expenditures, the evolving market for AVOD (as defined below) advertising campaigns, and audience measurement methodologies’ ability to accurately reflect actual viewership levels;

•	further declines in the number of subscribers to MVPD services;

•

the failure to enter into or renew on favorable terms, or at all, affiliation or carriage agreements or arrangements through which the Company makes its content available for viewing through online video platforms;

•	the highly competitive nature of the industry in which the Company’s businesses operate;

•

the popularity of the Company’s content, including special sports events, and the continued popularity of the sports franchises, leagues and teams for which the Company has acquired programming rights;

•	the Company’s ability to renew programming rights, particularly sports programming rights, on sufficiently favorable terms, or at all;

•	damage to the Company’s brands or reputation;

•

the inability to realize the anticipated benefits of the Company’s strategic investments and acquisitions, and the effects of any combination or significant acquisition, disposition or other similar transaction involving the Company;

•	the loss of key personnel;

•	labor disputes, including current disputes and labor disputes involving professional sports leagues whose games or events the Company has the right to broadcast;

•	lower than expected valuations associated with the Company’s reporting units, indefinite-lived intangible assets, investments or long-lived assets;

S-v

•

a degradation, failure or misuse of the Company’s network and information systems and other technology relied on by the Company that causes a disruption of services or improper disclosure of personal data or other confidential information;

•	content piracy and signal theft and the Company’s ability to protect its intellectual property rights;

•	the failure to comply with laws, regulations, rules, industry standards or contractual obligations relating to privacy and personal data protection;

•	changes in tax, federal communications or other laws, regulations, practices or the interpretations thereof;

•

the impact of any investigations or fines from governmental authorities, including Federal Communications Commission (“FCC”) rules and policies and FCC decisions regarding revocation, renewal or grant of station licenses, waivers and other matters;

•	the failure or destruction of satellites or transmitter facilities the Company depends on to distribute its programming;

•	unfavorable litigation outcomes or investigation results that require the Company to pay significant amounts or lead to onerous operating procedures;

•	changes in GAAP or other applicable accounting standards and policies;

•	the Company’s ability to secure additional capital on acceptable terms;

•

the impact of any payments the Company is required to make or liabilities it is required to assume under the Separation Agreement (as defined in Item 7—Management’s Discussion and Analysis of Financial Condition and Results of Operations of the 2023 Form 10-K) and the indemnification arrangements entered into in connection with the Separation (as defined in Item 7—Management’s Discussion and Analysis of Financial Condition and Results of Operations of the 2023 Form 10-K) and the Transaction (as defined below);

•	the impact of COVID-19 and other widespread health emergencies or pandemics and measures to contain their spread; and

•	the other risks and uncertainties detailed in the documents the Company has filed with the SEC, including the 2023 Form 10-K.

Forward-looking statements in this prospectus supplement speak only as of the date hereof, and forward-looking statements in documents that are incorporated by reference herein speak only as of the date of those documents. The Company does not undertake any obligation to update or release any revisions to any forward-looking statement made herein or to report any events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or to conform such statements to actual results or changes in our expectations, except as required by law.

S-vi

SUMMARY

This summary highlights selected information about us and this offering of notes discussed elsewhere in this prospectus supplement, the accompanying prospectus and the documents that are incorporated herein by reference. It does not contain all of the information that is important to you in deciding whether to purchase the notes. You should read the entire prospectus supplement, the accompanying prospectus and the documents that are incorporated herein by reference, including the financial statements and notes thereto and the section entitled “Risk Factors” in this prospectus supplement, the accompanying prospectus, the 2023 Form 10-K and other reports we file with the SEC, before deciding whether to purchase the notes. In addition, this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein include forward-looking information that involves risks and uncertainties. See “Special Note Regarding Forward-Looking Statements.”

Our Company

Fox Corporation is a news, sports and entertainment company, which manages and reports its businesses in the following segments:

•

Cable Network Programming, which produces and licenses news and sports content distributed through traditional cable television systems, direct broadcast satellite operators and telecommunication companies (“traditional MVPDs”), virtual multi-channel video programming distributors (“virtual MVPDs”) and other digital platforms, primarily in the U.S.

•

Television, which produces, acquires, markets and distributes programming through the FOX broadcast network, advertising supported video-on-demand (“AVOD”) service Tubi, 29 full power broadcast television stations, including 11 duopolies, and other digital platforms, primarily in the U.S. Eighteen of the broadcast television stations are affiliated with the FOX Network, 10 are affiliated with MyNetworkTV and one is an independent station. The segment also includes various production companies that produce content for the Company and third parties.

•

Other, Corporate and Eliminations, which principally consists of the FOX Studio Lot, Credible Labs Inc. (“Credible”), corporate overhead costs and intracompany eliminations. The FOX Studio Lot, located in Los Angeles, California, provides television and film production services along with office space, studio operation services and includes all operations of the facility. Credible is a U.S. consumer finance marketplace.

We use the term “MVPDs” to refer collectively to traditional MVPDs and virtual MVPDs.

The Company became a standalone publicly traded company on March 19, 2019, when Twenty-First Century Fox, Inc. (“21CF”) spun off the Company to 21CF stockholders and FOX’s Class A Common Stock and Class B Common Stock (collectively, the “Common Stock”) began trading on The Nasdaq Global Select Market (the “Transaction”). The Walt Disney Company (“Disney”) acquired the remaining 21CF assets and 21CF became a wholly-owned subsidiary of Disney. The Company is party to a separation and distribution agreement and a tax matters agreement that govern certain aspects of the Company’s relationship with 21CF and Disney following the Transaction. The core transition services agreements entered into in connection with the Transaction terminated in accordance with their terms during the fiscal year ended June 30, 2022.

The Company’s fiscal year ends on June 30 of each year. The Company was incorporated in 2018 under the laws of the State of Delaware. The Company’s principal executive offices are located at 1211 Avenue of the Americas, New York, New York 10036 and its telephone number is (212) 852-7000.

THE OFFERING

The following summary contains basic information about the notes and is not intended to be complete. It does not contain all of the information that may be important to you. You should read the full text and more specific details contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. For a more detailed description of the notes, see the discussion under the caption “Description of the Notes” in this prospectus supplement and “Description of Debt Securities” in the accompanying prospectus.

Company	Fox Corporation

Notes Offered	$1,250,000,000 aggregate principal amount of 6.500% senior notes due 2033 (the “notes”).

Maturity	The notes will mature on October 13, 2033.

Interest Rate	Interest on the notes will accrue from October 13, 2023 at the rate of 6.500% per year.

Interest Payment Dates	Interest on the notes will be paid semi-annually in arrears on April 13 and October 13 of each year, beginning on April 13, 2024.

Guarantees	On the Issue Date, no subsidiaries of the Company will guarantee the notes; provided, that, following the Issue Date, subsidiaries of the Company will guarantee (the “guarantors”) the notes on a senior unsecured basis to the extent that the conditions set forth under “Description of Debt Securities—Certain Covenants—Guarantees by Subsidiaries” in the accompanying prospectus are satisfied.

Ranking	The notes will be the Company’s unsecured, unsubordinated debt obligations and will rank equally in right of payment with all of the Company’s or any guarantors’ existing or future senior indebtedness from time to time outstanding, including the Revolving Credit Facility and the Existing Notes. The notes will be structurally subordinated in right of payment to all existing and future indebtedness, liabilities and other obligations of the Company’s existing or future subsidiaries that do not guarantee the notes. The notes will be effectively subordinated to any existing or future secured indebtedness of the Company or any guarantors to the extent of the value of the assets securing such secured indebtedness. The notes will be senior in right of payment to any existing or future subordinated indebtedness of the Company or any guarantors.

Optional Redemption	Prior to July 13, 2033 (three (3) months prior to the maturity date of the notes), the Company may redeem the notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

•	(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon to the redemption date (assuming the notes matured on the par call date (as defined below in “Description of the Notes—Optional Redemption”)) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below in “Description of the Notes—Optional Redemption”), plus 30 basis points less (b) interest accrued to the date of redemption; and

•	100% of the principal amount of the notes to be redeemed;

plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the par call date, the Company may redeem the notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest thereon to the redemption date.

Repurchase at the Option of Holders Upon a Change of Control Triggering Event	If the Company experiences a “change of control triggering event” (as defined in the accompanying prospectus), the Company will be required, unless it has exercised its right to redeem the notes or has defeased or discharged the notes as described in the Indenture, to offer to purchase the notes at a purchase price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, on the notes repurchased to, but excluding, the date of repurchase. See “Description of the Notes—Change of Control Triggering Event.”

Certain Covenants	The Indenture will, among other things, limit the ability of the Company to, among other things, merge, consolidate or sell all or substantially all of its assets. The Indenture will also limit the ability of the Company and its subsidiaries, to, among other things, create, incur or assume liens on assets.

These covenants are subject to important exceptions and qualifications. See “Description of the Notes—Certain Covenants.”

Use of Proceeds	The Company intends to use the net proceeds of this offering of the notes for general corporate purposes. See “Use of Proceeds”.

Denomination and Form

The Company will issue the notes in the form of one or more fully registered global notes registered in the name of a nominee of The Depository Trust Company (“DTC”). Beneficial interests in the notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Clearstream Banking, société anonyme and Euroclear Bank, S.A./N.V., as operator of the Euroclear System, will hold interests on behalf of their participants through their respective U.S. depositaries, which in turn will hold such interests in accounts as participants of DTC. Except in the limited circumstances described in this prospectus supplement, owners of beneficial interests in the notes will not be entitled to have notes registered in their names, will not receive or be entitled to receive notes in definitive form and will not be considered holders of notes under the Indenture. The notes will be issued only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

No Prior Market	The notes will be a new issuance of securities for which there is currently no market. Although certain of the underwriters have informed us that they intend to make a market in the notes, they are not obligated to do so and they may discontinue market-making activities at any time without notice. We cannot assure you that a liquid market for the notes will develop or be maintained. We do not intend to apply for listing of the notes on any securities exchange.

Risk Factors	Investing in the notes involves substantial risks. You should carefully consider the risk factors set forth under the caption “Risk Factors” in this prospectus supplement, the accompanying prospectus and the 2023 Form 10-K, as well as the other information in this prospectus supplement, the accompanying prospectus and the documents incorporated herein by reference prior to making an investment decision.

Trustee	The Bank of New York Mellon.

Governing Law	The Indenture and the notes will be governed by, and construed in accordance with, the laws of the State of New York.

RISK FACTORS

You should carefully consider the following risk factors, as well as the other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus, before making an investment decision. These risks are not the only risks that we face in our business and/or in connection with this offering. Our business, financial condition and results of operations and/or the notes offered hereby could also be affected by additional factors that are not presently known to us or that we currently do not consider to be material.

Risks Relating to Our Business

For a discussion of the risks related to our business, you should carefully consider the risks, uncertainties and assumptions discussed under “Item 1A. Risk Factors” in the 2023 Form 10-K and in other documents that we subsequently file with the SEC that update, supplement or supersede such information, all of which are incorporated by reference into this prospectus supplement. See “Where You Can Find More Information” and “Incorporation of Certain Information By Reference.”

Risks Relating to the Notes

The following risks relate specifically to this offering of the notes. There may be additional risks that are not presently known to us or that we currently do not consider to be material. There are also risks within the economy, the industry and the capital markets that affect us, this offering and/or the notes, which have not been described below.

We have significant outstanding indebtedness, including the Existing Notes. Our failure to meet our debt service obligations could have a material adverse effect on our business, financial condition and results of operations, and prevent us from fulfilling our obligations, including our obligations under the notes.

As of June 30, 2023, we had approximately $7.2 billion of total borrowings (which reflects the aggregate outstanding principal amount of the Existing Notes, net of unamortized debt issuance costs), and there were no borrowings outstanding under our $1.0 billion unsecured revolving credit facility (the “Revolving Credit Facility”), which is governed by a credit agreement, dated as of June 14, 2023 (as it may be amended from time to time, the “Revolving Credit Agreement”), among the Company, as borrower, the initial lenders named therein, the initial issuing banks named therein, Citibank, N.A., as administrative agent, Deutsche Bank Securities Inc. and Goldman Sachs Bank USA, as co-syndication agents, JPMorgan Chase Bank, N.A. and Morgan Stanley Senior Funding, Inc., as co-documentation agents, and the other parties party thereto. In addition, as of June 30, 2023, after giving effect to the issuance of the notes and the receipt (but not the use) of the estimated net proceeds of this offering, we would have $8.5 billion of total borrowings outstanding and $1.0 billion of availability under the Revolving Credit Facility (less the amount of any outstanding letters of credit thereunder). See “Capitalization.”

Our debt level and related debt service obligations could have negative consequences, including:

•

requiring us to dedicate significant cash flow from operations to the payment of principal, interest and other amounts payable on our debt, which would reduce the funds we have available for other purposes, such as working capital, capital expenditures and acquisitions;

•

making it more difficult or expensive for us to obtain any necessary future financing for working capital, capital expenditures, debt service requirements, debt refinancing, acquisitions or other purposes;

•	reducing our flexibility in planning for or reacting to changes in our industry and market conditions;

•	making us more vulnerable in the event of a downturn in our business; and

•	exposing us to interest rate risk given that a portion of our debt obligations is at variable interest rates.

We may incur or assume more debt in the future, and if we do not retire existing debt, the risks described above could increase. The Revolving Credit Agreement provides for a $1.0 billion unsecured revolving credit facility with a sub-limit of $150 million available for the issuance of letters of credit and a maturity date of June 14, 2028. Under the Revolving Credit Agreement, the Company may request an increase in the amount of the credit facility commitments up to a maximum facility amount of $1.75 billion and the Company may request that the maturity date be extended for up to two additional one-year periods. If any new debt is added to our and our subsidiaries’ current debt levels under the Revolving Credit Facility or otherwise, the related risks that we and they face would be increased, and we may not be able to meet all our debt obligations, including repayment of the notes, in whole or in part.

The Revolving Credit Agreement requires us to maintain a specified financial ratio. Additionally, the Revolving Credit Agreement and the Indenture contain covenants that restrict our ability to finance future operations or capital needs, to take advantage of other business opportunities that may be in our interest or to satisfy the obligations under the notes. Subject to certain exceptions, these covenants restrict, or will restrict, our and our subsidiaries’ ability to, among other things:

•	merge, consolidate or sell all or substantially all of our assets; and

•	create, incur or assume liens on assets.

A breach of any of the covenants described above, or, in the case of the Revolving Credit Agreement, our inability to comply with the specified financial ratio, could result in an event of default under the Revolving Credit Agreement or the Indenture, as applicable. Our ability to comply with these restrictions and covenants may be affected by events beyond our control. If we breach any of these restrictions or covenants and do not obtain a waiver from the lenders or holders, then, subject to applicable cure periods, our outstanding indebtedness could be declared immediately due and payable. If we are unable to repay any borrowings under the Revolving Credit Agreement when due, the lenders thereunder could proceed against their collateral. Under that circumstance, we may not have sufficient funds to pay the notes.

The Indenture does not restrict the amount of additional debt that we may incur.

The notes and Indenture do not place any limitation on the amount of unsecured debt that we may incur. Our incurrence of additional debt may have important consequences for you as a holder of the notes, including making it more difficult for us to satisfy our obligations with respect to the notes, a loss in the trading value of your notes, if any, and a risk that the credit rating of the notes is lowered or withdrawn.

We may not be able to generate sufficient cash from operations to service our debt and, if we default on our obligations under the Indenture or any other indebtedness, we may not be able to make payments on the notes.

Our ability to make payments on, and to refinance, our debt and to fund planned capital expenditures will depend on our ability to generate cash in the future and our ability to borrow under the Revolving Credit Facility. This, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. We could experience decreased revenues from our operations and could fail to generate sufficient cash to fund our liquidity needs or fail to satisfy the covenants and borrowing limitations which we are subject to under our debt. We cannot assure you that our business will generate sufficient cash flow from operations or that future borrowings will be available to us under the Revolving Credit Facility or otherwise in an amount sufficient to enable us to pay our debt or to fund our other liquidity needs. We may need to refinance all or a portion of our debt on or before the maturity thereof. We cannot assure you that we will be able to refinance any of our debt on commercially reasonable terms or at all. If we cannot service our debt, we may have to take actions such as selling assets, selling equity or reducing or delaying capital expenditures, strategic acquisitions, investments and alliances. We cannot assure you that any such actions, if necessary, could be effected on commercially reasonable terms or at all. In addition, any default under the agreements governing our indebtedness, including the Revolving Credit Agreement, that is not waived by the required lenders, and the remedies sought by the holders of such indebtedness, could prevent us from paying principal, premium, if any, and interest on the notes. If we are unable to generate sufficient cash flow or are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on our indebtedness, or if we otherwise fail to comply with the various covenants in the instruments governing our indebtedness (including covenants in the Revolving Credit Agreement and the Indenture that will govern the notes), we could be in default under the terms of the agreements governing this indebtedness.

Claims of holders of the notes will be effectively subordinated to claims of any of our secured creditors.

The notes will be our unsecured, unsubordinated debt obligations, ranking equally in right of payment with our other senior debt and effectively subordinated in right of payment to any secured debt to the extent of the value of the assets constituting the security. The Indenture permits us and our subsidiaries to incur secured debt under specified circumstances, and the amounts incurred could be substantial. If we incur any debt secured by our assets or assets of our subsidiaries, these assets will be subject to the prior claims of our secured creditors. In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding, these pledged assets would be available to satisfy secured obligations before any payment could be made on the notes or any related guarantees. To the extent that such assets cannot satisfy in full any such secured obligations, the holders of such obligations would have a claim for any shortfall that would rank equally in right of payment with the notes or any related guarantees. In that case, we may not have sufficient assets remaining to pay amounts due on any or all of the notes or any related guarantees.

We conduct our operations through our subsidiaries and the notes will be structurally subordinated to any indebtedness and other liabilities of our current and future subsidiaries that do not guarantee the notes.

The notes will be our unsecured, unsubordinated debt obligations. On the Issue Date, there will be no subsidiary guarantors; provided, that, following the Issue Date, subsidiaries of the Company will guarantee the notes on a senior unsecured basis to the extent that the conditions set forth under “Description of Debt Securities—Certain Covenants—Guarantees by Subsidiaries” in the accompanying prospectus are satisfied. A substantial portion of our business is conducted through our subsidiaries. These subsidiaries are separate legal entities that are not guarantors of the notes on the Issue Date and therefore have no obligation to pay any amounts due under the notes or to make any funds available therefor, whether by dividend, loan or other payment. In addition, any payment of dividends, loans or other payments by our subsidiaries to the Company could be subject to statutory or contractual restrictions. Payments to us by our subsidiaries will also be contingent upon such subsidiaries’ earnings and business considerations. As a consequence, our indebtedness, including the notes, will be structurally subordinated to existing and future indebtedness and other liabilities of our existing and future subsidiaries with respect to the assets of such subsidiaries. Accordingly, in making an investment decision with respect to the notes, you should analyze our business, financial condition, cash flows, performance and results of operations separately from, and should not place undue reliance on, the business, financial condition, cash flows, performance and results of operations of our subsidiaries.

Our credit ratings may not reflect all risks of your investment in the notes.

Our debt securities are subject to periodic review by one or more independent credit rating agencies and may be subject to rating and periodic review by additional independent credit rating agencies in the future. Holders of notes will have no recourse against us or any other parties in the event of a change in or suspension or withdrawal of any such rating. The credit ratings assigned to the notes are limited in scope, and do not address all material risks relating to an investment in the notes, but rather reflect only the view of each rating agency at the time the rating is issued. An explanation of the significance of such rating may be obtained from such rating agency. There can be no assurance that such credit ratings will remain in effect for any given period of time or that a rating will not be lowered, suspended or withdrawn entirely by the applicable rating agencies, if, in such rating agency’s judgment, circumstances so warrant.

Agency credit ratings are not a recommendation to buy, sell or hold any security. Each agency’s rating should be evaluated independently of any other agency’s rating. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under further review for a downgrade, could adversely affect the market value of the notes and increase our corporate borrowing costs.

Your ability to transfer the notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the notes.

The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes on any automated quotation system. Certain of the underwriters have advised us that they presently intend to make a market in the notes as permitted by applicable law. However, the underwriters are not obligated to make a market in the notes and may cease their market-making activities at any time at their discretion without notice. In addition, the liquidity of the trading market in the notes and the market prices quoted for the notes may be adversely affected by changes in the overall market for securities and by changes in our financial performance or prospects or of companies in our industry. As a result, no assurance can be given (i) that a liquid trading market will develop or be maintained for the notes, (ii) as to the liquidity of any market that does develop or (iii) as to your ability to sell any notes you may own or the prices at which you may be able to sell your notes.

We may choose to redeem the notes prior to maturity.

We may redeem some or all of the notes at any time. See “Description of the Notes—Optional Redemption.” Although the notes contain provisions designed to compensate you for the lost value of your notes if we redeem some or all of the notes at certain dates prior to maturity, the redemption prices we will pay will be only an approximation of this lost value and may not adequately compensate you. Furthermore, depending on prevailing interest rates at the time of any such redemption, you may not be able to reinvest the redemption proceeds in a comparable security at an interest rate as high as the interest rate of the notes being redeemed or at an interest rate that would otherwise compensate you for any lost value as a result of any redemption of notes.

We may not be able to repurchase the notes upon a change of control triggering event.

Unless we exercise our right to redeem the notes or have defeased or discharged the notes as described in the Indenture, upon a change of control triggering event, we will be required to make an offer to each holder of the notes to repurchase all or any part of such holder’s notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to, but excluding, the date of purchase. If we experience a change of control triggering event, there can be no assurance that we would have sufficient financial resources available at such time to satisfy our obligations to repurchase any of the notes that are tendered upon such change of control. Our failure to purchase the notes as required under the Indenture would result in a default under the Indenture, which could have material adverse consequences for us and the holders of the notes. See “Description of the Notes—Change of Control Triggering Event.”

USE OF PROCEEDS

The Company intends to use the net proceeds (estimated to be approximately $1.23 billion after deducting the underwriting discount and estimated offering expenses) from the sale of the notes for general corporate purposes.

CAPITALIZATION

The following table presents our cash and cash equivalents and capitalization as of June 30, 2023 (i) on an actual basis and (ii) on an as adjusted basis to give effect to the issuance of the notes and the receipt (but not the use) of the estimated net proceeds of this offering as described under “Use of Proceeds.” This table should be read in conjunction with the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section and our financial statements and the related notes, each included in the 2023 Form 10-K, which is incorporated by reference herein.

	As of June 30, 2023
	Actual	As Adjusted (Unaudited)
	(in millions)
Cash and cash equivalents	$4,272	$5,504

Borrowings(1):
Current borrowings	$1,249	$1,249
Long-term borrowings	5,961	7,211

Total borrowings	$7,210	$8,460

Equity:
Total Fox Corporation stockholders’ equity	$10,378	$10,378
Noncontrolling interests	67	67

Total equity	$10,445	$10,445

Total capitalization	$17,655	$18,905

(1)

The amount set forth under the “Actual” column for “Borrowings” reflects the aggregate outstanding principal amount, net of unamortized debt issuance costs, of the Company’s 4.030% senior notes due 2024, 3.050% senior notes due 2025, 4.709% senior notes due 2029, 3.500% senior notes due 2030, 5.476% senior notes due 2039 and 5.576% senior notes due 2049 (collectively, the “Existing Notes”).

The amount set forth under the “As Adjusted” column for “Borrowings” reflects the aggregate outstanding principal amount, net of unamortized debt issuance costs, of the Existing Notes as well as $1.25 billion aggregate principal amount of the notes offered hereby. In addition, as of June 30, 2023, there were no borrowings outstanding under our Revolving Credit Facility, and, therefore, we had $1.0 billion of availability thereunder (less the amount of any outstanding letters of credit issued thereunder).

DESCRIPTION OF THE NOTES

General

The following description of the particular terms of the 6.500% Senior Notes due 2033 (the “Notes”) supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the debt securities set forth under “Description of Debt Securities” in the accompanying prospectus. In this Description of the Notes, all references to the “Issuer” are to Fox Corporation only and not to its Subsidiaries (as hereinafter defined).

The Issuer will issue the Notes under (x) a base indenture, dated as of January 25, 2019 (the “Base Indenture”), between the Issuer and The Bank of New York Mellon, as trustee (the “Trustee”), and (y) an officer’s certificate to be delivered thereunder by the Issuer, dated as of the Issue Date (as hereinafter defined) (the “Officer’s Certificate”). The Officer’s Certificate will set forth certain specific terms applicable to the Notes. References in this Description of the Notes to the “Indenture” shall mean the Base Indenture as so amended and supplemented by the Officer’s Certificate. This description is intended to be an overview of the material provisions of the Indenture and the Notes. This summary is not complete and is qualified in its entirety by reference to the Indenture. You should carefully read the summary below, the description of the general terms and provisions of the Issuer’s debt securities set forth in the accompanying prospectus under “Description of Debt Securities” and the provisions of the Indenture before investing in the Notes. Capitalized terms defined in the accompanying prospectus or in the Indenture have the same meanings when used in this description unless updated herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended. The Base Indenture has been filed as an exhibit to the registration statement of which this prospectus supplement is a part and can be obtained as indicated under “Where You Can Find More Information.”

Principal, Maturity and Interest

On the Issue Date, the Issuer will issue $1,250,000,000 of the Notes in this offering. The Notes will mature on October 13, 2033.

The Notes will bear interest at the rate of 6.500% per annum, computed on the basis of a 360-day year of twelve 30-day months, commencing on the Issue Date. Interest will be payable on the Notes twice a year on April 13 and October 13, beginning on April 13, 2024. Interest payable on any Note that is punctually paid or duly provided for on any interest payment date shall be paid to the person in whose name such Note is registered at the close of business on April 1 and October 1, as the case may be, preceding such interest payment date.

The Issuer may issue additional Notes from time to time after this offering under the Indenture (any such Notes, “Additional Notes”). The Notes offered by the Issuer and any Additional Notes subsequently issued under the Indenture will be treated as a single class of Notes for all purposes under the Indenture, including waivers, amendments, redemptions and offers to purchase. Unless the context requires otherwise, references to “Notes” for all purposes of the Indenture and this “Description of the Notes” include any Additional Notes that are actually issued. If any Additional Notes are not fungible with any other Notes for United States federal income tax purposes or if the Issuer otherwise determines that any Additional Notes should be differentiated from any other Notes, such Additional Notes will have a separate CUSIP number; provided that such Additional Notes and all other Notes will still constitute a single class for all purposes under the Indenture.

The Notes will be issued only in fully registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Notes will be represented by global notes (the “Global Securities”) registered in the name of the nominee of The Depository Trust Company (“DTC”).

Ranking

The Notes will be unsecured senior obligations of the Issuer, and will not be guaranteed by any subsidiaries of the Issuer on the Issue Date; provided, that, following the Issue Date, subsidiaries of the Issuer will guarantee (the “guarantors”) the Notes on a senior unsecured basis to the extent that the conditions set forth under “Description of Debt Securities—Certain Covenants—Guarantees by Subsidiaries” in the accompanying prospectus are satisfied.

Accordingly, the Notes and any guarantees will be:

•	equal in right of payment to any existing or future senior indebtedness of the Issuer or any guarantors, including the Revolving Credit Facility and the Existing Notes;

•	senior in right of payment to any existing or future subordinated indebtedness of the Issuer or any guarantors;

•	effectively subordinated to any existing or future secured indebtedness of the Issuer or any guarantors to the extent of the value of the assets securing such secured indebtedness; and

•	structurally subordinated in right of payment to all existing and future indebtedness, liabilities and other obligations of the Issuer’s existing or future Subsidiaries.

Optional Redemption

Prior to July 13, 2033 (three (3) months prior to the maturity date of the Notes) (the “par call date”), the Issuer may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the par call date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 30 basis points less (b) interest accrued to the date of redemption, and

(2) 100% of the principal amount of the Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the par call date, the Issuer may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Issuer in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Issuer after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Issuer shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the par call date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the

Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the par call date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, the Issuer shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the par call date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the par call date, one with a maturity date preceding the par call date and one with a maturity date following the par call date, the Issuer shall select the United States Treasury security with a maturity date preceding the par call date. If there are two or more United States Treasury securities maturing on the par call date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Issuer shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Issuer’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of Notes to be redeemed.

In the case of a partial redemption, selection of the Notes for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair. No Notes of a principal amount of $2,000 or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to the Note will state the portion of the principal amount of the Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the holder of the note upon surrender for cancellation of the original Note. For so long as the Notes are held by DTC (or another depositary), the redemption of the Notes shall be done in accordance with the policies and procedures of the depositary.

Unless the Issuer defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Notes or portions thereof called for redemption.

Notice of any redemption of Notes may, at the Issuer’s discretion, be subject to one or more conditions precedent. In addition, if such redemption is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Issuer’s discretion, the redemption date may be delayed until such time (including more than 60 days after the date the notice of redemption was delivered) as any or all such conditions shall be satisfied or waived, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date so delayed, or such notice may be rescinded at any time in the Issuer’s discretion if in the Issuer’s good faith judgment any or all of such conditions will not be satisfied. In addition, the Issuer may provide in such notice that payment of the redemption price and performance of its obligations with respect to such redemption may be performed by another person.

Change of Control Triggering Event

The provision described in the accompanying prospectus under the caption “Description of Debt Securities—Change of Control Triggering Event” applies to the Notes, except that:

“Change of Control” means any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) (but excluding any employee benefit plan of such person or group or any entity acting in its capacity as trustee, agent or other fiduciary or administrator for such plan), other than the Permitted Holders, becomes the beneficial owner of more than 50% of the combined voting power of the Company’s then outstanding common stock entitled to vote generally for the election of directors (“Voting Stock”). Notwithstanding anything to the contrary in this definition or any provision of Rule 13d-3 of the Exchange Act, (i) a person or group shall not be deemed to beneficially own Voting Stock (x) to be acquired by such person or group pursuant to an equity or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of the Voting Stock in connection with the transactions contemplated by such agreement or (y) solely as a result of veto or approval rights in any joint venture agreement, shareholder agreement, investor rights agreement or other similar agreement, (ii) if any group (other than a Permitted Holder) includes one or more Permitted Holders, the issued and outstanding Voting Stock of the Company owned, directly or indirectly, by any Permitted Holders that are part of such group shall not be treated as being beneficially owned by such group or any other member of such group for purposes of determining whether a Change of Control has occurred and (iii) a person or group (other than Permitted Holders) will not be deemed to beneficially own Voting Stock of another person as a result of its ownership of capital stock or other securities of such other person’s parent entity (or related contractual rights) unless it owns more than 50% of the total voting power of the Voting Stock of such person’s parent entity. For the avoidance of doubt, a transaction will not be deemed to involve a Change of Control if the Company is or becomes a direct or indirect wholly owned Subsidiary of a person and the direct or indirect holders of the Voting Stock of such person immediately following that transaction are substantially the same as the holders of the Voting Stock of the Company immediately prior to that transaction.

“Permitted Holders” means (a) K. Rupert Murdoch, his wife, parent or more remote forebear, children or more remote issue of a child, or brother or sister or child or more remote issue of a brother or sister or any trusts established for the benefit of one or more of the foregoing or controlled directly or indirectly by one or more of the foregoing; or (b) any person directly or indirectly controlled by one or more of the members of the Murdoch family described in clause (a) above.

Certain Covenants

The covenants described in the accompanying prospectus under the caption “Description of Debt Securities—Certain Covenants” apply to the Notes.

Events of Default

The provisions of the Indenture described under “Description of Debt Securities—Events of Default” in the accompanying prospectus apply to the Notes.

Discharge and Defeasance

The Notes will be subject to defeasance as well as satisfaction and discharge, and the obligations set forth in the accompanying prospectus under the captions “Description of Debt Securities—Discharge and Defeasance”

and “Description of Debt Securities—Change of Control Triggering Event” and the covenants set forth in the accompanying prospectus under the caption “Description of Debt Securities—Certain Covenants” will be subject to covenant defeasance, as set forth in the Indenture.

Regarding the Trustee

The Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in such Indenture. The Trustee is The Bank of New York Mellon, 500 Ross Street, 12th Floor, Pittsburgh, PA 15262, Attn: Corporate Trust Administration.

Governing Law

The Indenture and the Notes will be governed by, and construed in accordance with, the laws of the State of New York.

Certain Definitions

Set forth below is a summary of certain of the defined terms used herein or in the Indenture. Reference is made to the Indenture for the full definition of all terms.

“Business Day” means a day other than a Saturday, Sunday or any other day on which banking institutions in New York City or the place of payment are authorized or required by law, regulation or executive order to close.

“Capital Stock” of any Person means any and all shares, interests, participations or other equivalents (however designated) of capital stock and any rights (other than loan stock or debt securities convertible into capital stock), warrants or options to acquire such capital stock.

“Issue Date” means the date the Notes are first issued.

“Person” means any individual, partnership, corporation, joint venture, limited liability company, trust or other entity, or government or any agency or political subdivision thereof.

“Subsidiary” means, with respect to any Person, (i) a corporation a majority of whose issued and outstanding Capital Stock, voting shares or ordinary shares having ordinary voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof or (ii) any other Person (other than a corporation) in which such Person, one or more Subsidiaries thereof or such Person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof has at least a majority ownership interest and the power to direct the policies, management and affairs thereof. For purposes of this definition, any director’s qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Subsidiary.

BOOK-ENTRY, DELIVERY AND FORM

The notes will be issued in the form of one or more registered notes in global form, without interest coupons (the “Global Notes”).

On the date of the closing of the issuance of the notes, each of the Global Notes will be deposited with the trustee, as custodian for DTC, and registered in the name of Cede & Co., as nominee of DTC, for credit to an account of a Direct or Indirect Participant (each as defined below) in DTC (and collectively, the “Participants”). The notes will be issued in registered, global form in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. DTC will act as securities depository for all of the Global Notes.

Except as set forth below, the Global Notes may be transferred, in whole but not in part, solely to DTC, to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for Notes in physical, certificated form (“Certificated Notes”) except in the limited circumstances described below under “—Certificated Notes.”

All interests in the Global Notes will be subject to the procedures and requirements of DTC and its Direct and Indirect Participants (including, if applicable, Euroclear and Clearstream) which may change from time to time.

Certain Book-Entry Procedures for the Global Notes

The descriptions of the operations and procedures of DTC, Euroclear and Clearstream set forth below are provided solely as a matter of convenience. The information in this section concerning DTC, Euroclear and Clearstream and their book-entry systems has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof. These operations and procedures are solely within the control of the respective settlement system and are subject to change by them from time to time. We take no responsibility for these operations or procedures, and noteholders are urged to contact the systems or their participants directly to discuss these matters. We have been advised by DTC that it is (i) a limited-purpose trust company organized under the New York Banking Law, (ii) a “banking organization” within the meaning of the New York Banking Law, (iii) a member of the Federal Reserve System, (iv) a “clearing corporation” within the meaning of the New York Uniform Commercial Code and (v) a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for U.S. and non-U.S. equity issues, corporate and municipal debt issues and money market instruments that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to the DTC system is also available to others, such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”).

Purchases of notes under the DTC system must be made by or through Direct Participants, which will receive a credit for the notes on DTC’s records. The ownership interest of each purchaser of notes represented by the Global Notes is in turn to be recorded on the Direct and Indirect Participants’ records. Holders of notes will not receive written confirmation from DTC of their purchase. Holders of notes are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct Participant or Indirect Participant through which the holder of notes entered into the transaction. Transfers of ownership interests in the notes are to be accomplished by entries made on the books of Direct Participants and Indirect Participants acting on behalf of holders of notes. Holders of notes will not receive Certificated Notes representing their ownership interests in the notes, except in the event that use of the book-entry system for the notes is discontinued. “See “—Certificated Notes” below.

To facilitate subsequent transfers, all notes deposited by Direct Participants with DTC are registered in the name of DTC’s nominee, Cede & Co., or such other name as may be requested by DTC. The deposit of notes with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual holders of notes; DTC’s records reflect only the identity of the Direct Participants to whose accounts the notes are credited, which may or may not be the holders of notes. The Direct Participants and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Accordingly, such laws may impair the ability to transfer interests in the notes represented by the Global notes to such persons. In addition, because DTC can act only on behalf of its Direct Participants, who in turn act on behalf of persons who hold interests through Direct Participants and Indirect Participants, the ability of a person having an interest in notes represented by the Global Notes to pledge or transfer such interest to persons or entities that do not participate in DTC’s system, or to otherwise take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

So long as DTC or its nominee is the registered owner of the Global Notes, DTC or such nominee, as the case may be, will be considered the sole owner or holder of any notes represented by the Global Notes for all purposes under the Indenture and under the notes represented thereby. Except as provided below, owners of beneficial interests in the Global Notes will not be entitled to have notes represented by such Global Notes registered in their names, will not receive or be entitled to receive physical delivery of Certificated Notes and will not be considered the owners or holders thereof under the Indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee thereunder. Accordingly, each holder of notes must rely on the procedures of DTC and, if such holder of notes is not a Direct Participant or an Indirect Participant, on the procedures of the Participant through which such holder of notes owns its interest, to exercise any rights of a holder of notes under the Indenture or such Global Notes. We understand that under existing industry practice, in the event that we request any action of noteholders, or a noteholder desires to take any action that DTC, as the holder of the Global Notes, is entitled to take, DTC would authorize the Participants to take such action and the Participants would authorize holders owning through such Participants to take such action or would otherwise act upon the instruction of such holders. Neither we, the trustee, nor any paying agent under the Indenture will have any responsibility or liability for any aspect of the records relating to or payments made on account of the beneficial interests in the Global Notes, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants and by Direct Participants and Indirect Participants to holders of notes will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the notes within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

Neither DTC nor Cede & Co. will consent or vote with respect to notes unless authorized by a Direct Participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts notes are credited on the record date (identified in a listing attached to the omnibus proxy).

We will make all payments on the Global Notes to Cede & Co., or such other nominee as may be designated by DTC, in immediately available funds. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the trustee, on the applicable payment date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to holders of notes will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers in bearer form or registered in the names of nominees for such customers. Such payment will be the responsibility of such Participant and not of DTC, us or the trustee, subject to any statutory or regulatory requirements as may be in effect from time to time. All payments to Cede & Co. (or such other nominee designated by DTC) are the responsibility of us or the trustee, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the holders of notes will be the responsibility of Direct Participants and Indirect Participants.

DTC may discontinue providing its services as depository with respect to the notes at any time by giving reasonable notice to us or the trustee. Under such circumstances, in the event that a successor depository is not obtained, Certificated Notes are required to be printed and delivered. We may decide (subject to DTC’s procedures) to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, Certificated Notes will be printed and delivered to DTC. See “—Certificated Notes.”

With respect to Euroclear, we understand that:

•

Euroclear is operated by Euroclear Bank S.A./N.V., as operator of the Euroclear System (the “Euroclear Operator”), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”);

•

The Euroclear Operator conducts all operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters of the notes offered by this prospectus supplement;

•	Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly;

•

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”);

•

The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants; and

•

Distributions with respect to securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

With respect to Clearstream, we understand that:

•	As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Section;

•

Clearstream participants include underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters of the notes offered by this prospectus supplement;

•

Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant either directly or indirectly; and

•

Distributions with respect to the securities held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

Secondary market trading between Euroclear participants and Clearstream participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Euroclear and Clearstream and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Euroclear or Clearstream participants, on the other, will be effected within DTC in accordance with DTC’s rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving the notes in DTC, and making or receiving payment in accordance with normal procedures. Euroclear participants and Clearstream participants may not deliver instructions directly to their respective U.S. depositaries.

Because of time-zone differences, credits of securities received in Euroclear or Clearstream as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits, or any transactions in the securities settled during such processing, will be reported to the relevant Euroclear participants or Clearstream participants on that business day. Cash received in Euroclear or Clearstream as a result of sales of securities by or through a Euroclear participant or a Clearstream participant to a DTC participant will be received with value on the business day of settlement in DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day following settlement in DTC.

Although DTC, Euroclear and Clearstream have agreed to the preceding procedures in order to facilitate transfers of interests in the Global Notes among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform such procedures and they may discontinue the procedures at any time. Neither we nor the trustee will have any responsibility for the performance by DTC or of its respective Direct Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations.

Certificated Notes

If (i) DTC notifies us that it is unwilling or unable to continue as a depositary for the Global Notes (and a successor depositary is not appointed within 90 days of such notice or of our becoming aware of such cessation), (ii) DTC ceases to be registered as a clearing agency under the Exchange Act (and a successor depositary is not appointed within 90 days of such notice or of our becoming aware of such cessation), (iii) we, at our option, determine (subject to DTC’s procedures) that the notes will no longer be represented by a Global Note or (iv) upon the occurrence of certain other events as provided in the Indenture, then, upon surrender by DTC of the Global Notes, Certificated Notes will be issued to each person that DTC identifies as the beneficial owner of the notes represented by the Global Notes. Upon any such issuance, the trustee is required to register such Certificated Notes in the name of such person or persons (or the nominee of any thereof) and cause the same to be delivered thereto.

Neither we nor the trustee will be liable for any delay by DTC, any Direct Participant or any Indirect Participant in identifying the beneficial owners of the related notes and each such person may conclusively rely on, and shall be protected in relying on, instructions from DTC for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the notes to be issued).

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of certain United States federal income tax consequences of the purchase, ownership and disposition of the notes offered hereby as of the date of this prospectus supplement to U.S. holders and non-U.S. holders (each, as defined below). Unless otherwise stated, this summary deals only with notes that are held as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”) and purchased for cash upon original issuance at their “issue price” (which is assumed for purposes of this summary to be the initial offering price of the notes set forth on the cover page of this prospectus supplement).

As used herein, a “U.S. holder” means a beneficial owner of the notes offered hereby that is for United States federal income tax purposes any of the following:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•

a trust if it (1) is subject to the primary supervision of a court within the United States and one or more “United States persons” (within the meaning of the Code) have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

As used herein, the term “non-U.S. holder” means a beneficial owner of the notes offered hereby (other than an entity treated as a partnership for United States federal income tax purposes) that is not a U.S. holder.

If any entity or arrangement classified as a partnership for United States federal income tax purposes holds notes, the tax treatment of a partner in such entity or arrangement will generally depend upon the status of the partner and the activities of such entity or arrangement. If you are an entity or arrangement classified as a partnership for United States federal income tax purposes or a partner in such an entity or arrangement considering an investment in the notes, you should consult your own tax advisors as to the particular U.S. federal income tax consequences applicable to you.

This summary is general in nature and does not represent a detailed description of the United States federal income tax consequences that may be applicable to you in light of your personal circumstances or status or to you if you are a person subject to special tax treatment under the United States federal income tax laws, including, without limitation:

•	a broker or dealer in securities or currencies;

•	a bank or other financial institution;

•	a regulated investment company;

•	a real estate investment trust;

•	a tax-exempt entity;

•	an insurance company;

•	a person holding the notes as part of an integrated, conversion, constructive sale or hedging transaction or as part of a “straddle”;

•	a trader in securities that has elected the mark-to-market method of tax accounting for your securities;

•	a person liable for alternative minimum tax;

•	a U.S. person holding notes through non-U.S. brokers or other non-U.S. intermediaries;

•	a person subject to the base erosion and anti-abuse tax;

•	a partnership or other pass-through entity (including an S corporation) for United States federal income tax purposes (or an investor in such an entity);

•	a U.S. holder whose “functional currency” is not the U.S. dollar;

•	a “controlled foreign corporation”;

•	a “passive foreign investment company”;

•	a corporation that accumulates earnings to avoid U.S. federal income tax;

•	a person required to accelerate the recognition of any item of gross income with respect to the notes as a result of such income being recognized on an applicable financial statement; or

•	a United States expatriate or former long-term resident.

This summary is based on the Code, United States Treasury regulations, administrative guidance of the Internal Revenue Service (the “IRS”) and judicial decisions, all as in effect as of the date hereof. Those authorities may be changed or subject to differing interpretations, possibly on a retroactive basis, so as to result in United States federal income tax consequences different from those summarized below. We have not sought and do not intend to seek any rulings from the IRS regarding the matters discussed below. There can be no assurance that the IRS will agree with this summary or that a court would not sustain any challenge by the IRS in the event of litigation.

This summary does not represent a detailed description of the United States federal income tax consequences to you in light of your particular circumstances and does not address the effects of any United States federal non-income tax laws (including estate or gift tax or the Medicare tax on certain investment income) or any state, local or non-United States tax laws.

THIS SUMMARY IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT INTENDED TO BE, AND SHOULD NOT BE CONSTRUED TO BE, LEGAL OR TAX ADVICE TO ANY PARTICULAR PURCHASER OF NOTES. IF YOU ARE CONSIDERING THE PURCHASE OF NOTES, YOU SHOULD CONSULT YOUR OWN TAX ADVISORS CONCERNING THE PARTICULAR UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO YOU OF THE OWNERSHIP OF THE NOTES, AS WELL AS THE CONSEQUENCES TO YOU ARISING UNDER OTHER UNITED STATES FEDERAL TAX LAWS AND UNDER THE LAWS OF ANY OTHER TAXING JURISDICTION.

Effect of Certain Contingencies

In certain circumstances (see “Description of the Notes—Optional Redemption” and “Description of the Notes—Change of Control Triggering Event”), we may be obligated to pay amounts in excess of stated interest or principal on the notes or to make payments in advance of their scheduled times. These contingencies may implicate the provisions of the United States Treasury regulations relating to “contingent payment debt instruments.” We believe, and intend to take the position, that the foregoing contingencies should not cause the notes to be subject to the contingent payment debt instrument rules. Our position is binding on you unless you disclose that you are taking a contrary position in the manner required by applicable United States Treasury regulations. Our position is not, however, binding on the IRS. If the IRS were to successfully challenge this position, you might be required to accrue interest income at a higher rate than the stated interest rate on the notes, and to treat as ordinary income (rather than capital gain) any gain recognized on a taxable disposition of a note.

The remainder of this discussion assumes that the notes will not be treated as contingent payment debt instruments. Holders should consult their own tax advisors regarding the potential application to the notes of the contingent payment debt instrument rules and the consequences thereof.

Certain Tax Consequences to U.S. Holders

The following is a summary of certain United States federal income tax consequences applicable to U.S. holders of the notes offered hereby.

Stated interest. Stated interest on the notes generally will be taxable to you as ordinary income at the time it is received or accrued, in accordance with your regular method of accounting for United States federal income tax purposes. It is expected, and this discussion assumes, that the notes will be issued without original issue discount or with a de minimis amount of original issue discount for United States federal income tax purposes.

Sale, exchange, retirement, redemption or other taxable disposition of notes. Upon a sale, exchange, retirement, redemption or other taxable disposition of a note, you generally will recognize gain or loss equal to the difference, if any, between the amount received for the note in cash or other property valued at fair market value upon the sale, exchange, retirement, redemption or other taxable disposition (less any portion of such amount attributable to any accrued and unpaid stated interest, which will be treated in the manner described above under “—Stated interest”) and the adjusted tax basis of the note. Your adjusted tax basis in a note will generally be equal to the amount you paid for the note. Any gain or loss will be capital gain or loss. Capital gains of non-corporate holders derived in respect of capital assets held for more than one year are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding. In general, information reporting will apply to payments of stated interest on the notes and the proceeds of a sale or other disposition (including a retirement or redemption) of a note paid to you (unless you are an exempt recipient such as a corporation). Backup withholding (currently at a rate of 24%) may apply to such payments if you fail to timely provide a correct taxpayer identification number or a certification under penalties of perjury that you have furnished a correct taxpayer identification number and that the IRS has not notified you that you are subject to backup withholding or if you are subject to backup withholding because you previously failed to report in full dividend and interest income.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against your United States federal income tax liability provided the required information is timely furnished to the IRS. You should consult your tax advisors regarding qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Certain Tax Consequences to Non-U.S. Holders

The following is a summary of certain United States federal income tax consequences applicable to non-U.S. holders of the notes offered hereby.

Interest. Subject to the discussion of backup withholding and “FATCA” below, payments of interest on a note to a non-U.S. holder generally will be exempt from United States federal income and withholding tax under the “portfolio interest rule,” provided that:

•	interest paid on the notes is not effectively connected with your conduct of a trade or business in the United States;

•

you do not actually (or constructively) own stock possessing 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and applicable United States Treasury regulations;

•	you are not a “controlled foreign corporation” related to us through actual or constructive stock ownership; and

•	either (a) you provide your name and address on an applicable IRS Form W-8 and certify, under penalties of perjury, that you are not a United States person as defined under the Code or (b) you hold your notes through certain foreign intermediaries and satisfy the certification requirements of applicable United States Treasury regulations. Special certification rules apply to non-U.S. holders that are pass-through entities, estates and trusts rather than corporations or individuals.

If you cannot satisfy the requirements described above, payments of interest made to you will be subject to a 30% United States federal withholding tax, unless you provide the applicable withholding agent with a properly executed:

•	IRS Form W-8BEN or W-8BEN-E, as appropriate (or other applicable form), certifying an exemption from or reduction in withholding under the benefit of an applicable income tax treaty; or

•

IRS Form W-8ECI (or other applicable form) certifying that interest paid on the notes is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States (as discussed below).

The United States federal withholding tax generally will not apply to any payment of principal or gain that you recognize on a sale, exchange, retirement, redemption or other disposition of a note.

If you are engaged in a trade or business in the United States and interest on the notes is effectively connected with the conduct of that trade or business, then, unless an applicable income tax treaty provides otherwise, you will be subject to United States federal income tax on that interest on a net income basis in generally the same manner as if you were a United States person as defined under the Code. In addition, if you are a corporation, you may be subject to a branch profits tax equal to 30% (or a lower rate under an applicable income tax treaty) of your effectively connected earnings and profits, subject to adjustments. Unless an applicable income tax treaty provides otherwise, if interest received with respect to the notes is effectively connected income, the 30% withholding tax described above will not apply, provided that the certification requirements discussed above are satisfied.

Sale, exchange, retirement, redemption or other taxable disposition of notes. Subject to the discussion of backup withholding and “FATCA” below, any gain recognized on a sale, exchange, retirement, redemption or other taxable disposition of a note (other than any amount representing accrued but unpaid interest on the note, which is subject to the rules discussed above under “—Interest”) generally will not be subject to United States federal income tax unless:

•

the gain is effectively connected with your conduct of a trade or business in the United States, in which case you generally will be taxed in the same manner as discussed above with respect to effectively connected interest; or

•

you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met, in which case, except as otherwise provided by an applicable income tax treaty, you will be subject to a flat 30% United States federal income tax on any gain recognized, which may be offset by certain United States source losses provided you have timely filed U.S. federal income tax returns with respect to such losses.

Information Reporting and Backup Withholding. Information reporting generally will apply to the amount of interest paid to you and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which you reside or are organized under the provisions of an applicable income tax treaty.

In general, you will not be subject to backup withholding with respect to payments of interest on the notes that we make to you provided that the applicable withholding agent has received from you the required certification that you are not a United States person described above in the fourth bullet point under “—Interest.”

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other taxable disposition (including a retirement or redemption) of notes within the United States or conducted through certain financial intermediaries that are United States persons or have specified connections with the United States, unless you certify to the applicable withholding agent under penalties of perjury that you are not a United States person, or you otherwise establish an exemption.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against your United States federal income tax liability provided the required information is timely furnished to the IRS. You should consult your own tax advisors regarding your qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Additional Withholding Requirements

Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% United States federal withholding tax will generally apply to any payments of interest in respect of and, subject to the regulatory relief described below, gross proceeds from a sale or other disposition of, the notes to (i) a “foreign financial institution” (as specifically defined in the Code and whether such foreign financial institution is the beneficial owner or an intermediary) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner which avoids withholding, or (ii) a “non-financial foreign entity” (as specifically defined in the Code and whether such non-financial foreign entity is the beneficial owner or an intermediary) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain substantial United States beneficial owners of such entity (if any). If an interest payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “—Certain Tax Consequences to Non-U.S. Holders—Interest,” the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. Under proposed Treasury regulations that may be relied upon pending finalization, the withholding tax on gross proceeds would be eliminated and, consequently, FATCA withholding on gross proceeds is not currently expected to apply. You should consult your own tax advisors regarding these rules and whether they may be relevant to your ownership and disposition of the notes.

CERTAIN CONSIDERATIONS FOR ERISA AND OTHER U.S. PLAN INVESTORS

The following is a summary of certain considerations associated with the purchase of the notes by an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), a plan, individual retirement account or other arrangement that is subject to Section 4975 of the Code, or provisions of any federal, state, local, non-U.S. or other laws, rules or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and entities whose underlying assets are considered to constitute “plan assets” of any such plan, account or arrangement (each, a “Plan”).

General Fiduciary Matters

ERISA and the Code impose certain duties on any person who is a fiduciary of a Plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”) and prohibit certain transactions involving the assets of an ERISA Plan and any of its fiduciaries or other interested parties. Under ERISA and Section 4975 of the Code, any person who exercises any discretionary authority or control over the management or administration of an ERISA Plan or any authority or control over the management or disposition of the assets of an ERISA Plan, or who renders investment advice for a fee or other compensation (direct or indirect) to such an ERISA Plan or has the authority or responsibility to do so, is generally considered to be a fiduciary of such ERISA Plan.

In considering an investment of the assets of any Plan in the notes, a Plan fiduciary (taking into account the facts and circumstances of the Plan) should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code and any applicable Similar Laws including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any applicable Similar Laws. Each Plan should consider the fact that none of the Company, the guarantors, the underwriters, nor any of their respective affiliates (the “Transaction Parties”) will act as a fiduciary to any Plan with respect to the decision to purchase or hold the notes pursuant to this offering and is not undertaking to provide any impartial investment advice or recommendation, including in a fiduciary capacity, with respect to such decision. The decision to acquire and hold the notes must be made by each prospective Plan purchaser on an arm’s length basis.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit certain specified transactions involving plan assets of an ERISA Plan with any person or entity that constitutes a “party in interest,” within the meaning of ERISA, or a “disqualified person,” within the meaning of Section 4975 of the Code, of such ERISA Plan unless an exemption is available. Those sections further prohibit a fiduciary from engaging in transactions in which a conflict of interest is deemed present. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, a fiduciary of an ERISA Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. Plans that are not subject to the requirements of Section 406 of ERISA or Section 4975 of the Code may be subject to similar provisions under applicable Similar Laws.

The acquisition and/or holding of the notes by an ERISA Plan with respect to which any Transaction Party is considered a party in interest or disqualified person may constitute or result in a direct or indirect prohibited transaction in violation of Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the United States Department of Labor has issued prohibited transaction class exemptions (“PTCEs”) that may apply to the acquisition and holding of the notes. These class exemptions include, without limitation, PTCE 84-14, relating to transactions involving plans whose assets are managed by an independent qualified professional asset manager (QPAM); PTCE 90-1, relating to certain acquisitions and/or holdings by insurance company pooled separate accounts; PTCE 91-38, relating to transactions by bank collective investment funds; PTCE 95-60, relating to life insurance company general account assets; and PTCE 96-23, relating to transactions determined by in-house asset managers. In addition to the foregoing, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide a statutory exemption for certain transactions between an ERISA Plan and a person that is a party in interest and/or a disqualified person (other than a fiduciary or an affiliate that, directly or indirectly, has or exercises discretionary authority or control or renders investment advice with respect to the assets involved in the transaction) solely by reason of providing services to the ERISA Plan or by relationship to a service provider, provided that the ERISA Plan pays no more and receives no less than adequate consideration in connection with the transaction.

Each of the above-noted exemptions contains conditions and limitations on its application. Fiduciaries of ERISA Plans considering acquiring and/or holding the notes in reliance on these exemptions or any other exemption should carefully review the exemption to ensure it is applicable. There can be no assurance that any class exemption or any other exemption will be available with respect to any particular transaction involving the notes, or that if an exemption is available, that all of the conditions of such exemption will be satisfied or that it will cover all aspects of any particular transaction.

Some Plans, including governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and foreign plans (as described in Section 4(b)(4) of ERISA), while not subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of ERISA or Section 4975 of the Code, may nevertheless be subject to Similar Laws which may affect their investment in the notes. Any fiduciary of a Plan subject to Similar Laws considering an investment in the notes should consult with its counsel before purchasing notes to consider the applicable fiduciary standards and to determine the need for, and, if necessary, the availability of, any exemptive relief under any applicable Similar Laws.

Because of the foregoing, a note should not be purchased or held by any person investing “plan assets” of any Plan, unless such purchase and holding of the notes will not constitute or give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of any applicable Similar Laws.

Representation

By acceptance of the notes, each purchaser and each subsequent transferee of the notes, or any interest therein, will be deemed to have represented and warranted that either (a) no portion of the assets used by such purchaser or transferee to purchase or hold the notes, or any interest therein, constitutes assets of any Plan or (b) (i) the purchase and holding of the notes, or any interest therein, by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation under any applicable Similar Laws and (ii) none of the Transaction Parties is acting as a fiduciary of such purchaser or transferee with respect to the decision to invest in the notes pursuant to the offering described in this prospectus supplement.

The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries and other persons considering acquiring the notes (and holding the notes) on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code or any applicable Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the notes.

Purchasers of the notes have the exclusive responsibility for ensuring that their purchase and holding of the notes complies with the fiduciary responsibility rules of ERISA and does not violate the prohibited transaction rules of ERISA, the Code or applicable Similar Laws. Neither we nor the underwriters make any representation as to whether an investment in the notes is appropriate for any Plan in general or whether such investment is appropriate for any particular Plan.

UNDERWRITING

The Company and the underwriters listed below have entered into an underwriting agreement with respect to the notes, pursuant to which each of the underwriters has severally, and not jointly, agreed to purchase, and the Company has agreed to sell to that underwriter, the aggregate principal amount of the notes set forth opposite its name below, subject to certain conditions:

Underwriter	Principal Amount of the Notes
J.P. Morgan Securities LLC	$250,000,000
Citigroup Global Markets Inc.	250,000,000
Deutsche Bank Securities Inc.	250,000,000
Goldman Sachs & Co. LLC	250,000,000
Morgan Stanley & Co. LLC	250,000,000

Total	$1,250,000,000

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the notes sold under the underwriting agreement if any of these notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

The Company has agreed to indemnify the underwriters against certain liabilities, including certain liabilities under the Securities Act in connection with this offering, and to contribute to payments that the underwriters may be required to make in respect thereof.

The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discount

The underwriters have advised us that they propose initially to offer the notes to the public at the public offering price listed on the cover page of this prospectus supplement, and to certain dealers at that price less a concession not in excess of 0.250% of the principal amount of the notes. After the initial public offering, the public offering prices, concessions and discount may be changed.

The expenses of the offering, not including the underwriting discount, are estimated to be $3 million and are payable by us.

Settlement

We expect that delivery of the notes will be made to investors on or about October 13, 2023, which will be the fifth business day following the date of this prospectus supplement (such settlement being referred to as “T+5”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes prior to the date that is two business days preceding the settlement date will be required, by virtue of the fact that the notes initially settle in T+5, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement.

New Issues of Notes

The notes are a new issue of securities with no established trading market. The Company does not intend to apply for listing of the notes on any securities exchange or for quotation of the notes on any automated dealer quotation system. Certain of the underwriters have advised the Company that they intend to make a market in the notes, but the underwriters have no obligation to do so. The underwriters may discontinue market making at any time without providing any notice. The Company cannot give any assurance as to the liquidity of any trading market in the notes. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected. If the notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.

Price Stabilization and Short Positions

In connection with the offering, the underwriters may purchase and sell notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of notes than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the notes while the offering is in progress.

These activities by the underwriters, as well as other purchases by the underwriters for their own accounts, may stabilize, maintain or otherwise affect the market price of the notes. As a result, the price of the notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time without notice. These transactions may be effected in the over-the-counter market or otherwise.

Neither the Company nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither the Company nor any of the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their affiliates have provided, and may in the future provide, a variety of these services to us or our affiliates for which they received or will receive customary fees and expenses.

In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of ours or our affiliates (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us or our affiliates. Certain of the underwriters and/or their respective affiliates are lenders and/or agents under our Revolving Credit Agreement and, as a result, have received and may continue to receive customary fees in connection therewith.

Furthermore, certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge, and certain other underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their respective affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Selling Restrictions

Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment thereto) contain a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2017/1129 (as amended, the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the Prospectus Regulation.

United Kingdom

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (the “UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets

Act 2000 (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

This prospectus supplement and the accompanying prospectus are for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This prospectus supplement and the accompanying prospectus are directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement and the accompanying prospectus relates is available only to relevant persons and will be engaged in only with relevant persons.

Hong Kong

Each underwriter (i) has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any notes other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the laws of Hong Kong) (the “SFO”) and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (the “CO”) or which do not constitute an offer to the public within the meaning of the CO; and (ii) has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Japan

The notes have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the notes nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 by a relevant person which is: (i) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor or (ii) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the notes under Section 275 except: (a) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA, (b) where no consideration is given for the transfer or (c) by operation of law.

Singapore Securities and Futures Act Product Classification—Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, the Company has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Switzerland

This prospectus supplement and the accompanying prospectus are not intended to constitute an offer or solicitation to purchase or invest in the notes. The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

Taiwan

The notes have not been, and will not be, registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan, the Republic of China (“Taiwan”) and/or other regulatory authority or agency of Taiwan pursuant to applicable securities laws and regulations of Taiwan and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Taiwan Securities and Exchange Act or relevant laws and regulations that requires a registration, filing or approval of the Financial Supervisory Commission and/or other regulatory authority or agency of Taiwan. No person or entity in Taiwan is authorized to offer, sell or distribute or otherwise intermediate the offering of the notes or the provision of information relating to this prospectus supplement and the accompanying prospectus.

The notes may be made available to Taiwan resident investors outside Taiwan for purchase by such investors outside Taiwan for purchase outside Taiwan by investors residing in Taiwan, but may not be issued, offered, sold or resold in Taiwan, unless otherwise permitted by Taiwan laws and regulations. No subscription or other offer to purchase the notes shall be binding on us until received and accepted by us or any agent outside of Taiwan (the “Place of Acceptance”), and the purchase/sale contract arising therefrom shall be deemed a contract entered into in the Place of Acceptance.

South Korea

The notes have not been and will not be registered with the Financial Services Commission of Korea under the Financial Investment Services and Capital Markets Act of Korea. Accordingly, the notes have not been and will not be offered, sold or delivered, directly or indirectly, in Korea or to, or for the account or benefit of, any resident of Korea (as defined in the Foreign Exchange Transactions Law of Korea and its Enforcement Decree) or to others for re-offering or resale, except as otherwise permitted by applicable Korean laws and regulations. In addition, within one year following the issuance of the notes, the notes may not be transferred to any resident of Korea other than a qualified institutional buyer (as such term is defined in the regulation on issuance, public disclosure, etc. of securities of Korea, a “Korean QIB”) registered with the Korea Financial Investment Association (the “KOFIA”) as a Korean QIB and subject to the requirement of monthly reports with the KOFIA of its holding of Korean QIB bonds as defined in the Regulation on Issuance, Public Disclosure, etc. of Notes of Korea, provided that (a) the notes are denominated, and the principal and interest payments thereunder are made, in a currency other than Korean won, (b) the amount of the securities acquired by such Korean QIBs in the primary market is limited to less than 20 percent. of the aggregate issue amount of the notes, (c) the notes are listed on one of the major overseas securities markets designated by the Financial Supervisory Service of Korea, or certain procedures, such as registration or report with a foreign financial investment regulator, have been completed for offering of the securities in a major overseas securities market, (d) the one-year restriction on offering, delivering or selling of securities to a Korean resident other than a Korean QIB is expressly stated in the securities, the relevant underwriting agreement, and the prospectus supplement and (e) the Company and the underwriters shall individually or collectively keep the evidence of fulfillment of conditions (a) through (d) above after having taken necessary actions therefor.

United Arab Emirates

The offering of the notes has not been approved or licensed by the UAE Central Bank, the UAE Securities and Commodities Authority (“SCA”), the Dubai Financial Services Authority (“DFSA”) or any other relevant licensing authorities in the UAE, and the notes may not be offered to the public in the UAE (including the DIFC). This prospectus supplement and the accompanying prospectus is being issued to a limited number of institutional and individual investors:

(a) who meet the criteria of a “Qualified Investor” as defined in the SCA Board of Directors Decision No. 3 R.M. of 2017 (but excluding subparagraph 1(d) in the “Qualified Investor” definition relating to natural persons);

(b) upon their request and confirmation that they understand that the notes have not been approved or licensed by or registered with the UAE Central Bank, the SCA, DFSA or any other relevant licensing authorities or governmental agencies in the UAE; and

(c) upon their confirmation that they understand that the prospectus supplement and the accompanying prospectus must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose.

LEGAL MATTERS

Certain legal matters related to the offering of the notes will be passed upon for us by Kirkland & Ellis LLP, New York, New York. Certain legal matters related to the offering of the notes will be passed upon for the underwriters by Cahill Gordon & Reindel LLP, New York, New York.

EXPERTS

The consolidated financial statements of Fox Corporation appearing in Fox Corporation’s Annual Report (Form 10-K) for the year ended June 30, 2023, and the effectiveness of Fox Corporation’s internal control over financial reporting as of June 30, 2023, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS

Fox Corporation

Debt Securities

Class A Common Stock

Class B Common Stock

Preferred Stock

The following are types of securities that may be offered and sold from time to time by Fox Corporation (the “Company”) under this prospectus:

•	Debt securities

•	Class A common stock, par value $0.01 per share (“Class A Common Stock”)

•	Class B common stock, par value $0.01 per share (“Class B Common Stock”)

•	Preferred stock, par value $0.01 per share (“Preferred Stock”)

The Company may offer and sell these securities to or through agents, underwriters or dealers, or directly to purchasers, or through a combination of these methods, on a continuous or delayed basis. The names of any agents, underwriters or dealers and the terms of the arrangements with any such entities will be stated in the applicable prospectus supplement or free writing prospectus.

The Company’s Class A Common Stock is listed on The Nasdaq Global Select Market under the ticker symbol “FOXA.”

The Company’s Class B Common Stock is listed on The Nasdaq Global Select Market under the ticker symbol “FOX.”

If the Company decides to list or seek a quotation for any of the debt securities, the prospectus supplement relating to those debt securities will disclose the exchange or market on which those debt securities will be listed or quoted.

You should read carefully this prospectus, any prospectus supplement, any free writing prospectus and the documents incorporated by reference in this prospectus and any prospectus supplement before you invest. Investing in our securities involves risks. Please see “Risk Factors” on page 6 for more information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated August 11, 2023

The Company has not authorized any person to provide any information other than that contained or incorporated by reference in this prospectus, any prospectus supplement or any free writing prospectus filed by the Company with the Securities and Exchange Commission (the “SEC”). The Company takes no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information contained or incorporated by reference in this prospectus, any prospectus supplement or any free writing prospectus is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates.

The Company is not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

i

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that the Company filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, the Company may sell at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus.

This prospectus provides you with a general description of the securities the Company may offer. Each time the Company sells securities pursuant to this prospectus, the Company will provide a prospectus supplement and/or free writing prospectus that will contain specific information about the terms of that offering. The prospectus supplement and/or free writing prospectus may also add, update or change information contained in this prospectus. Any statement made in this prospectus will be modified or superseded by any inconsistent statement made in a prospectus supplement or free writing prospectus. If there is any inconsistency between the information in this prospectus and the information in the prospectus supplement or free writing prospectus, you should rely on the information in the prospectus supplement or free writing prospectus, as the case may be. This prospectus may not be used to sell any securities unless accompanied by a prospectus supplement or free writing prospectus.

You should read both this prospectus and any prospectus supplement together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information By Reference,” and any free writing prospectus that we may prepare and distribute.

When used in this prospectus, the “Company,” “FOX,” “we,” “our” and “us” refers to Fox Corporation and its consolidated subsidiaries, unless otherwise specified or the context otherwise requires.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information filed electronically with the SEC, which is available at http://www.sec.gov. Unless specifically listed below, the information contained on the SEC’s website is not intended to be incorporated by reference in this prospectus and you should not consider that information a part of this prospectus.

The Company makes available free of charge through its internet website at http://www.foxcorporation.com its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as soon as reasonably practicable after it electronically files with, or furnishes to, the SEC. Any information available on or through the Company’s website is not part of this prospectus, except to the extent it is expressly incorporated by reference herein as set forth under “Incorporation of Certain Information by Reference” below.

The Company has filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus forms part of the registration statement filed by the Company with the SEC under the Securities Act of 1933, as amended (the “Securities Act”). Whenever a reference is made in this prospectus to a contract or other document that is an exhibit to the registration statement, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement and the documents incorporated by reference herein through the SEC’s website listed above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows the Company to “incorporate by reference” information into this prospectus, which means important information may be disclosed to you by referring you to another document filed separately with the SEC. Any information incorporated by reference is deemed to be part of this prospectus.

The Company incorporates by reference in this prospectus the documents set forth below that have been previously filed with the SEC as well as any filings the Company makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before the termination of the applicable offering; provided, however, that, except as specifically provided below, we are not incorporating any documents or information deemed to have been furnished rather than filed in accordance with SEC rules:

•	the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2023, filed August 11, 2023 (the “2023 Form 10-K”);

•	the Company’s Current Report on Form 8-K filed August 11, 2023; and

•	the description of our Class A Common Stock and Class B Common Stock set forth on Exhibit 4.1 to the 2023 Form 10-K.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus to the completion of the offering of the securities. These documents may include Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any prospectus supplement.

Information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K of the Company, including any related exhibits under Item 9.01, will not be incorporated by reference in this prospectus.

To obtain copies of these filings, see “Where You Can Find More Information.” You may also request a copy of these filings, at no cost, by writing or telephoning to the address and telephone number set forth below:

Fox Corporation

1211 Avenue of the Americas

New York, NY 10036

Attention: Investor Relations

(212) 852-7000

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement, any free writing prospectus and the documents incorporated by reference herein or therein contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical or current fact are “forward-looking statements” for purposes of federal and state securities laws, including any statements regarding (i) future earnings, revenues or other measures of the Company’s financial performance; (ii) the Company’s plans, strategies and objectives for future operations; (iii) proposed new programming or other offerings; (iv) future economic conditions or performance; and (v) assumptions underlying any of the foregoing. Forward-looking statements may include, among others, the words “may,” “will,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “outlook” or any other similar words.

Although the Company’s management believes that the expectations reflected in any of the Company’s forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any forward-looking statements. The Company’s future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties, such as those disclosed or incorporated by reference in our filings with the SEC. Important factors that could cause the Company’s actual results, performance and achievements to differ materially from those estimates or projections contained in the Company’s forward-looking statements include, but are not limited to, government regulation, economic, strategic, political and social conditions and the following factors:

•

evolving technologies and distribution platforms and changes in consumer behavior as consumers seek more control over when, where and how they consume content, and related impacts on advertisers and MVPDs (as defined below);

•

declines in advertising expenditures due to various factors such as the economic prospects of advertisers or the economy, major sports events and election cycles, evolving technologies and distribution platforms and related changes in consumer behavior and shifts in advertisers’ expenditures, the evolving market for AVOD (as defined below) advertising campaigns, and audience measurement methodologies’ ability to accurately reflect actual viewership levels;

•	further declines in the number of subscribers to MVPD services;

•

the failure to enter into or renew on favorable terms, or at all, affiliation or carriage agreements or arrangements through which the Company makes its content available for viewing through online video platforms;

•	the highly competitive nature of the industry in which the Company’s businesses operate;

•

the popularity of the Company’s content, including special sports events; and the continued popularity of the sports franchises, leagues and teams for which the Company has acquired programming rights;

•	the Company’s ability to renew programming rights, particularly sports programming rights, on sufficiently favorable terms, or at all;

•	damage to the Company’s brands or reputation;

•

the inability to realize the anticipated benefits of the Company’s strategic investments and acquisitions, and the effects of any combination or significant acquisition, disposition or other similar transaction involving the Company;

•	the loss of key personnel;

•	labor disputes, including current disputes and labor disputes involving professional sports leagues whose games or events the Company has the right to broadcast;

•	lower than expected valuations associated with the Company’s reporting units, indefinite-lived intangible assets, investments or long-lived assets;

•

a degradation, failure or misuse of the Company’s network and information systems and other technology relied on by the Company that causes a disruption of services or improper disclosure of personal data or other confidential information;

•	content piracy and signal theft and the Company’s ability to protect its intellectual property rights;

•	the failure to comply with laws, regulations, rules, industry standards or contractual obligations relating to privacy and personal data protection;

•	changes in tax, federal communications or other laws, regulations, practices or the interpretations thereof;

•

the impact of any investigations or fines from governmental authorities, including Federal Communications Commission (“FCC”) rules and policies and FCC decisions regarding revocation, renewal or grant of station licenses, waivers and other matters;

•	the failure or destruction of satellites or transmitter facilities the Company depends on to distribute its programming;

•	unfavorable litigation outcomes or investigation results that require the Company to pay significant amounts or lead to onerous operating procedures;

•	changes in GAAP or other applicable accounting standards and policies;

•	the Company’s ability to secure additional capital on acceptable terms;

•

the impact of any payments the Company is required to make or liabilities it is required to assume under the Separation Agreement (as defined in Item 7–Management’s Discussion and Analysis of Financial Condition and Results of Operations of the 2023 Form 10-K) and the indemnification arrangements entered into in connection with the Separation (as defined in Item 7– Management’s Discussion and Analysis of Financial Condition and Results of Operations of the 2023 Form 10-K) and the Transaction (as defined below);

•	the impact of COVID-19 and other widespread health emergencies or pandemics and measures to contain their spread; and

•	the other risks and uncertainties detailed in the documents the Company has filed with the SEC, including the 2023 Form 10-K and subsequent Quarterly Reports on Form 10-Q.

Forward-looking statements in this prospectus speak only as of the date hereof, and forward-looking statements in documents that are incorporated by reference herein speak only as of the date of those documents. The Company does not undertake any obligation to update or release any revisions to any forward-looking statement made herein or to report any events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or to conform such statements to actual results or changes in our expectations, except as required by law.

DESCRIPTION OF THE COMPANY

Fox Corporation is a news, sports and entertainment company, which manages and reports its businesses in the following segments:

•

Cable Network Programming, which produces and licenses news and sports content distributed through traditional cable television systems, direct broadcast satellite operators and telecommunication companies (“traditional MVPDs”), virtual multi-channel video programming distributors (“virtual MVPDs”) and other digital platforms, primarily in the U.S.

•

Television, which produces, acquires, markets and distributes programming through the FOX broadcast network, advertising supported video-on-demand (“AVOD”) service Tubi, 29 full power broadcast television stations, including 11 duopolies, and other digital platforms, primarily in the U.S. Eighteen of the broadcast television stations are affiliated with the FOX Network, 10 are affiliated with MyNetworkTV and one is an independent station. The segment also includes various production companies that produce content for the Company and third parties.

•

Other, Corporate and Eliminations, which principally consists of the FOX Studio Lot, Credible Labs Inc. (“Credible”), corporate overhead costs and intracompany eliminations. The FOX Studio Lot, located in Los Angeles, California, provides television and film production services along with office space, studio operation services and includes all operations of the facility. Credible is a U.S. consumer finance marketplace.

We use the term “MVPDs” to refer collectively to traditional MVPDs and virtual MVPDs.

The Company became a standalone publicly traded company on March 19, 2019, when Twenty-First Century Fox, Inc. (“21CF”) spun off the Company to 21CF stockholders and FOX’s Class A Common Stock and Class B Common Stock (collectively, the “Common Stock”) began trading on The Nasdaq Global Select Market (the “Transaction”). The Walt Disney Company (“Disney”) acquired the remaining 21CF assets and 21CF became a wholly-owned subsidiary of Disney. The Company is party to a separation and distribution agreement and a tax matters agreement that govern certain aspects of the Company’s relationship with 21CF and Disney following the Transaction. The core transition services agreements entered into in connection with the Transaction terminated in accordance with their terms during the fiscal year ended June 30, 2022.

The Company’s fiscal year ends on June 30 of each year. The Company was incorporated in 2018 under the laws of the State of Delaware. The Company’s principal executive offices are located at 1211 Avenue of the Americas, New York, New York 10036 and its telephone number is (212) 852-7000.

RISK FACTORS

Investing in our securities involves risks. You should carefully consider and evaluate the risks and uncertainties described under “Risk Factors” in the 2023 Form 10-K and the other information set forth or incorporated by reference in this prospectus and any accompanying prospectus supplement before you decide to purchase our securities. Any of the risks and uncertainties set forth therein could materially and adversely affect our business, results of operations and financial condition, which in turn could materially and adversely affect the trading price or value of our securities. As a result, you could lose all or part of your investment. See “Where You Can Find More Information” and “Incorporation of Certain Information By Reference” above.

USE OF PROCEEDS

The use of proceeds will be specified in the applicable prospectus supplement or free writing prospectus.

DESCRIPTION OF DEBT SECURITIES

The following summary describes the general terms and provisions of the debt securities. In this Description of Debt Securities, all references to the “Issuer” are to Fox Corporation only and not to its subsidiaries. The particular terms of any debt securities will be described more specifically in the prospectus supplement relating to such debt securities. Unless otherwise specified in the applicable prospectus supplement, the debt securities will be issued under the base indenture, dated January 25, 2019 (the “indenture”), between the Issuer and The Bank of New York Mellon, as trustee (such trustee or any successor trustee, the “Trustee”). The indenture has been filed as an exhibit to the registration statement of which this prospectus is a part. Unless otherwise indicated, the terms of the debt securities will include those stated in the indenture (including any supplemental indentures or similar documents that specify the terms of a particular series of debt securities) as well as those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), as in effect on the date of the indenture. The indenture, and any supplemental indentures thereto, are subject to and governed by the terms of the Trust Indenture Act.

The Issuer may issue debt securities. The debt securities may be the Issuer’s senior, senior subordinated or subordinated and unsecured obligations and may be issued in one or more series. The debt securities may have the benefit of future subsidiary guarantees by one or more of the Issuer’s subsidiaries. No such subsidiary guarantors have been included as registrants under the registration statement of which this prospectus forms a part and such subsidiary guarantors, if any, will be added as registrants pursuant to a post-effective amendment.

The debt securities issued by the Issuer will be issued under the indenture. The trustee (if other than the Trustee), registrar, paying agent, transfer agent, collateral agent, calculation agent and/or foreign currency agent (collectively, the “agents”), as applicable, shall be named in the applicable prospectus supplement.

The following summary of selected provisions of the indenture and the debt securities is not complete, and the summary of selected terms of a particular series of debt securities included in the applicable prospectus supplement also will not be complete. You should review the form of indenture, the form of any applicable supplemental indenture and the form of certificate evidencing the applicable debt securities, which forms have been or will be filed as exhibits to the registration statement of which this prospectus is a part or as exhibits to documents which have been or will be incorporated by reference in this prospectus. To obtain a copy of the form of indenture, the form of any such supplemental indenture or the form of certificate for any debt securities, see “Where You Can Find More Information” in this prospectus. The following summary and the summary in the applicable prospectus supplement are qualified in their entirety by reference to all of the provisions of the indenture, any supplemental indenture and the certificates evidencing the applicable debt securities, which provisions, including defined terms, are incorporated by reference in this prospectus.

The following description of debt securities describes general terms and provisions of a series of debt securities to which any prospectus supplement may relate. The debt securities may be issued from time to time in one or more series. The particular terms of each series that is offered by a prospectus supplement will be described in the applicable prospectus supplement. If any particular terms of the debt securities or the indenture described in a prospectus supplement differ from any of the terms described in this prospectus, the terms described in the applicable prospectus supplement will supersede the terms described in this prospectus.

General

The indenture provides that the debt securities may be issued without limit as to aggregate principal amount, in one or more series, and in any currency or currency units, in each case as established from time to time in or pursuant to the authority granted by a resolution of the Board of Directors or as set forth in an officer’s certificate or as established in one or more supplemental indentures. All debt securities of one series need not be issued at the same time, and may vary as to interest rate, maturity and other provisions and, unless otherwise provided, a series may be “reopened,” without the consent of the holders of the debt securities of that series, for issuance of additional debt securities of that series ranking equally with debt securities of that series and otherwise similar in all respects except for issue date and issue price. Please read the applicable prospectus supplement relating to the series of debt securities being offered for specific terms including, where applicable:

•	any limit on the aggregate principal amount of debt securities of the series;

•	whether such securities rank as senior debt securities, senior subordinated debt securities or subordinated debt securities;

•

whether the debt securities of the series will be guaranteed by any subsidiary guarantors and, if so, the names of the subsidiary guarantors of the debt securities of the series and a description of the subsidiary guarantees;

•	the price or prices at which debt securities of the series will be issued;

•	the person to whom any interest on a debt security of the series shall be payable, if other than the person in whose name that debt security is registered on the applicable record date;

•	the date or dates on which the Issuer will pay the principal of and premium, if any, on debt securities of the series, or the method or methods, if any, used to determine those dates;

•	the rate or rates, which may be fixed or variable, at which debt securities of the series will bear interest, if any, or the method or methods, if any, used to determine those rates;

•	the basis used to calculate interest, if any, on the debt securities of the series if other than a 360-day year of twelve 30-day months;

•	the date or dates, if any, from which interest on the debt securities of the series will begin to accrue, or the method or methods, if any, used to determine those dates;

•	the dates on which the interest, if any, on the debt securities of the series will be payable and the record dates for the payment of interest;

•

the place or places where amounts due on the debt securities of the series will be payable and where the debt securities of the series may be surrendered for registration of transfer and exchange, if other than the corporate trust office of the Trustee;

•	the terms and conditions, if any, upon which the Issuer may, at its option, redeem debt securities of the series;

•	the terms and conditions, if any, upon which the Issuer will repurchase or repay debt securities of the series at the option of the holders of debt securities of the series;

•	the terms of any sinking fund or analogous provision;

•

if other than U.S. dollars, the currency in which the purchase price for the debt securities of the series will be payable, the currency in which payments on the debt securities of the series will be payable, and the ability, if any, of the Issuer or the holders of debt securities of the series to have payments made in any other currency or currencies;

•	any addition to, or modification or deletion of, any covenant or Event of Default with respect to debt securities of the series;

•

whether any debt securities of the series will be issued in temporary or permanent global form (“global debt securities”) and, if so, the identity of the depositary for the global debt securities if other than The Depository Trust Company (“DTC”);

•

if and under what circumstances the Issuer will pay additional amounts (“Additional Amounts”) on the debt securities of the series in respect of specified taxes, assessments or other governmental charges and, if so, whether the Issuer will have the option to redeem the debt securities of the series rather than pay the Additional Amounts;

•	the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid, if other than in the manner provided in the indenture;

•	the portion of the principal amount of the debt securities of the series which will be payable upon acceleration if other than the full principal amount;

•	the authorized denominations in which the debt securities of the series will be issued, if other than denominations of $1,000 and any integral multiples of $1,000;

•	the terms, if any, upon which debt securities of the series may be exchangeable for other property;

•	if the amount of payments on the debt securities of the series may be determined with reference to an index, formula or other method or methods and the method used to determine those amounts;

•	any rights of Holders of such Securities to convert or exchange, and the obligations of the Issuer to convert or exchange, such Securities into common shares or other securities or property;

•	any listing of the debt securities on any securities exchange;

•

any other terms of the debt securities of the series and, if applicable, a subsidiary guarantee of the debt securities (whether or not such other terms are consistent or inconsistent with any other terms of the indenture); and

•	the appointment of any agents, if other than the Trustee.

As used in this prospectus and any prospectus supplement relating to the offering of debt securities of any series, references to the principal of and premium, if any, and interest, if any, on the debt securities of the series include the payment of Additional Amounts, if any, required by the debt securities of the series to be paid in that context.

Debt securities may be issued as original issue discount securities to be sold at a substantial discount below their principal amount. In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder upon acceleration will be determined in the manner described in the applicable prospectus supplement. Certain U.S. federal income tax considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

If the purchase price of any debt securities is payable in a foreign currency or if the principal of, or premium, if any, or interest, if any, on any debt securities is payable in a foreign currency, the specific terms of those debt securities and the applicable foreign currency will be specified in the prospectus supplement relating to those debt securities.

The terms of the debt securities of any series may differ from the terms of the debt securities of any other series, and the terms of particular debt securities within any series may differ from each other. Unless otherwise expressly provided in the prospectus supplement relating to any series of debt securities, the Issuer may, without the consent of the holders of the debt securities of any series, reopen an existing series of debt securities and issue additional debt securities of that series.

Unless otherwise described in a prospectus supplement relating to any series of debt securities and except to the limited extent set forth below under “—Certain Covenants—Merger, Consolidation and Sale of Assets,” the indenture does not contain any provisions that would limit the Issuer’s ability or the ability of any of the Issuer’s subsidiaries to incur indebtedness or other liabilities or that would afford holders of debt securities protection in the event of a business combination, takeover, recapitalization or highly leveraged or similar transaction involving the Issuer. Accordingly, the Issuer and its subsidiaries may in the future enter into transactions that could increase the amount of its consolidated indebtedness and other liabilities or otherwise adversely affect its capital structure or credit rating without the consent of the holders of the debt securities of any series.

Registration, Transfer and Payment

Unless otherwise indicated in the applicable prospectus supplement, each series of debt securities will be issued in registered form only, without coupons.

Unless otherwise indicated in the applicable prospectus supplement, registered debt securities will be issued in denominations of $1,000 and any integral multiple of $1,000 in excess thereof.

Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be payable and may be surrendered for registration of transfer or exchange at an office or agency maintained by the Issuer in the United States of America. However, the Issuer, at its option, may make payments of interest on any registered debt security by check mailed to the address of the person entitled to receive that payment or by wire transfer to an account maintained by the payee with a bank located in the United States of America. Unless otherwise indicated in the applicable prospectus supplement, no service charge shall be made for any registration of transfer or exchange of debt securities, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with that transaction.

Unless otherwise indicated in the applicable prospectus supplement, the Issuer will not be required to:

•	issue, register the transfer of or exchange debt securities of any series for a period of 15 days before the selection of debt securities of that series for redemption; or

•	register the transfer of or exchange any debt security so selected for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

Book-Entry, Delivery and Form

The debt securities of a series may be issued in whole or in part in the form of one or more global debt securities. Global debt securities will be deposited with, or on behalf of, a depositary, which, unless otherwise specified in the applicable prospectus supplement relating to the series, will be DTC. Global debt securities may be issued in either temporary or permanent form. Unless and until it is exchanged in whole or in part for individual certificates evidencing debt securities, a global debt security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

The Issuer anticipates that global debt securities will be deposited with, or on behalf of, DTC and that global debt securities will be registered in the name of DTC’s nominee, Cede & Co. All interests in global debt securities deposited with, or on behalf of, DTC will be subject to the operations and procedures of DTC and, in the case of any interests in global debt securities held through Euroclear Bank S.A./N.V. (“Euroclear”) or Clearstream Banking, société anonyme (“Clearstream”), the operations and procedures of Euroclear or Clearstream, as the case may be. Additional or differing terms of the depository arrangements may be described in the applicable prospectus supplement.

Certain Book-Entry Procedures for Global Debt Securities

The descriptions of the operations and procedures of DTC, Euroclear and Clearstream set forth below are provided solely as a matter of convenience. The information in this section concerning DTC, Euroclear and Clearstream and their book-entry systems has been obtained from sources that the Issuer believes to be reliable, but the Issuer takes no responsibility for the accuracy thereof. These operations and procedures are solely within the control of the respective settlement system and are subject to change by them from time to time. The Issuer takes no responsibility for these operations or procedures, and holders of any debt securities are urged to contact the systems or their participants directly to discuss these matters.

The Issuer has been advised by DTC that it is (i) a limited-purpose trust company organized under the New York Banking Law, (ii) a “banking organization” within the meaning of the New York Banking Law, (iii) a member of the Federal Reserve System, (iv) a “clearing corporation” within the meaning of the New York Uniform Commercial Code and (v) a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for U.S. and non-U.S. equity issues, corporate and municipal debt issues and money market instruments that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to the DTC system is also available to others, such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”).

Purchases of debt securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of each purchaser of debt securities represented by global debt securities is in turn to be recorded on the Direct and Indirect Participants’ records. Holders of debt securities will not receive written confirmation from DTC of their purchase. Holders of debt securities are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct Participant or Indirect Participant through which the holder of debt securities entered into the transaction. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of Direct Participants and Indirect Participants acting on behalf of holders of debt securities. Holders of debt securities will not receive certificates representing their ownership interests in the debt securities, except in the event that use of the book-entry system for the debt securities is discontinued. See “—Certificated Debt Securities” below.

To facilitate subsequent transfers, all debt securities deposited by Direct Participants with DTC are registered in the name of DTC’s nominee, Cede & Co., or such other name as may be requested by DTC. The deposit of debt securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual holders of debt securities; DTC’s records reflect only the identity of the Direct Participants to whose accounts such debt securities are credited, which may or may not be the holders of debt securities. The Direct Participants and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Accordingly, such laws may impair the ability to transfer interests in the debt securities represented by global debt securities to such persons. In addition, because DTC can act only on behalf of its Direct Participants, who in turn act on behalf of persons who hold interests through Direct Participants and Indirect Participants, the ability of a person having an interest in debt securities represented by global debt securities to pledge or transfer such interest to persons or entities that do not participate in DTC’s system, or to otherwise take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

So long as DTC or its nominee is the registered owner of the global debt securities, DTC or such nominee, as the case may be, will be considered the sole owner or holder of any debt securities represented by the global debt securities for all purposes under the indenture and under the debt securities represented thereby. Except as provided below, owners of beneficial interests in the global debt securities will not be entitled to have debt securities represented by such global debt securities registered in their names, will not receive or be entitled to receive physical delivery of certificates for the debt securities and will not be considered the owners or holders thereof under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee thereunder. Accordingly, each holder of debt securities must rely on the procedures of DTC and, if such holder of debt securities is not a Direct Participant or an Indirect Participant, on the procedures of the Participant through which such holder of debt securities owns its interest, to exercise any rights of a holder of debt securities under the Indenture or such global debt securities. The Issuer understands that under existing industry practice, in the event that it requests any action of holders of debt securities, or a holder of debt securities desires to take any action that DTC, as the holder of the global debt securities, is entitled to take, DTC would authorize the Participants to take such action and the Participants would authorize holders owning through such Participants to take such action or would otherwise act upon the instruction of such holders. Neither the Issuer nor the Trustee nor any paying agent under the indenture will have any responsibility or liability for any aspect of the records relating to or payments made on account of the beneficial interests in the global debt securities, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants and by Direct Participants and Indirect Participants to holders of debt securities will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the debt securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

Neither DTC nor Cede & Co. will consent or vote with respect to debt securities unless authorized by a Direct Participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts debt securities are credited on the record date (identified in a listing attached to the omnibus proxy).

The Issuer will make all payments on any global debt securities to Cede & Co., or such other nominee as may be designated by DTC, in immediately available funds. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from the Issuer or the Trustee, on the applicable payment date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to holders of debt securities will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers in bearer form or registered in the names of nominees for such customers. Such payment will be the responsibility of such Participant and not of DTC, the Issuer or the Trustee, subject to any statutory or regulatory requirements as may be in effect from time to time. All payments to Cede & Co. (or such other nominee designated by DTC) are the responsibility of the Issuer or the Trustee, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the holders of debt securities will be the responsibility of Direct Participants and Indirect Participants.

DTC may discontinue providing its services as depository with respect to any debt securities at any time by giving reasonable notice to the Issuer or the Trustee. Under such circumstances, in the event that a successor depository is not obtained, certificates for the debt securities are required to be printed and delivered. The Issuer may decide (subject to DTC’s procedures) to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, certificates for the debt securities will be printed and delivered to DTC. See “—Certificated Debt Securities.”

With respect to Euroclear, the Issuer understands that:

•

Euroclear is operated by Euroclear Bank S.A./N.V., as operator of the Euroclear System (the “Euroclear Operator”), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”);

•	The Euroclear Operator conducts all operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The

Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries;

•	Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly;

•

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”);

•

The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants; and

•

Distributions with respect to securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

With respect to Clearstream, the Issuer understands that:

•	As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Section;

•	Clearstream participants include underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations;

•

Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant either directly or indirectly; and

•

Distributions with respect to the securities held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

Secondary market trading between Euroclear participants and Clearstream participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Euroclear and Clearstream and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Euroclear or Clearstream participants, on the other, will be effected within DTC in accordance with DTC’s rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving the debt securities in DTC, and making or receiving payment in accordance with normal procedures. Euroclear participants and Clearstream participants may not deliver instructions directly to their respective U.S. depositaries.

Because of time-zone differences, credits of securities received in Euroclear or Clearstream as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits, or any transactions in the securities settled during such processing, will be reported to the relevant Euroclear participants or Clearstream participants on that business day. Cash received in Euroclear or Clearstream as a result of sales of securities by or through a

Euroclear participant or a Clearstream participant to a DTC participant will be received with value on the business day of settlement in DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day following settlement in DTC.

Although DTC, Euroclear and Clearstream have agreed to the preceding procedures in order to facilitate transfers of interests in global debt securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform such procedures and they may discontinue the procedures at any time. Neither the Issuer nor the Trustee will have any responsibility for the performance by DTC or of its respective Direct Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations.

Certificated Debt Securities

If (i) DTC notifies the Issuer that it is unwilling or unable to continue as a depositary for the global debt securities of any series (and a successor depositary is not appointed within 90 days of such notice or of the Issuer becoming aware of such cessation), (ii) DTC ceases to be registered as a clearing agency under the Exchange Act (and a successor depositary is not appointed within 90 days of such notice or of the Issuer becoming aware of such cessation), (iii) the Issuer, at its option, determines (subject to DTC’s procedures) that the debt securities of a series will no longer be represented by one or more global debt securities or (iv) upon the occurrence of certain other events as provided in the indenture, then, in each case, upon surrender by DTC of the global debt securities of such series, certificates for the debt securities of that series will be issued to each person that DTC identifies as the beneficial owner of the debt securities of such series represented by the global debt securities. Upon any such issuance, the Trustee is required to register such certificates for the debt securities in the name of such person or persons (or the nominee of any thereof) and cause the same to be delivered thereto.

Neither the Issuer nor the Trustee will be liable for any delay by DTC, any Direct Participant or any Indirect Participant in identifying the beneficial owners of the related debt securities and each such person may conclusively rely on, and shall be protected in relying on, instructions from DTC for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the debt securities to be issued).

Redemption and Repurchase

The debt securities of any series may be redeemable at the option of the Issuer or may be subject to mandatory redemption by the Issuer as required by a sinking fund or otherwise. In addition, the debt securities of any series may be subject to repurchase or repayment by the Issuer at the option of the holders. The applicable prospectus supplement will describe the terms, the times and the prices regarding any optional or mandatory redemption by the Issuer or any repurchase or repayment at the option of the holders of any series of debt securities.

Change of Control Triggering Event

Unless otherwise specified in the applicable prospectus supplement, the indenture provides that, within 60 Business Days after the occurrence of a Change of Control Triggering Event (as herein defined), the Issuer will be required to make an offer to purchase each series of debt securities issued under the indenture at a purchase price in cash equal to 101% of the aggregate principal amount of the debt securities of each such series, plus accrued and unpaid interest, if any, to the date of repurchase. The offer (a “Change of Control Offer”) shall be made not later than the 60th Business Day after the Change of Control Triggering Event.

The Issuer shall commence a Change of Control Offer by delivering a notice to each holder of the debt securities issued under the indenture stating: (i) that the Change of Control Offer is being made pursuant to a covenant in the indenture and that all such debt securities validly tendered will be accepted for payment; (ii) the purchase price and the purchase date (which shall be not less than 30 days nor more than 60 days from the date such notice is delivered) (the “Change of Control Payment Date”); (iii) that any such debt securities accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date; (iv) that holders electing to have such debt securities purchased pursuant to the Change of Control Offer will be required to surrender the debt securities to the paying agent at the address specified in the notice prior to the close of business on the Change of Control Payment Date; (v) that holders will be entitled to withdraw their tender of debt securities on the terms and conditions set forth in such notice which will allow any holder to withdraw debt securities if they notify the Trustee prior to the Change of Control Payment Date; and (vi) that holders who elect to require that only a portion of the debt securities held by them be repurchased by the Issuer will be issued new debt securities equal in principal amount to the unpurchased portion of the debt securities surrendered. No debt securities will be purchased from any holder of debt securities who does not tender any debt securities pursuant to the Change of Control Offer.

The notice will, if mailed (or delivered electronically) prior to the date of consummation of the Change of Control, state that the Change of Control Offer is conditioned on the Change of Control Triggering Event occurring on or prior to the applicable Change of Control Payment Date. In addition, if such Change of Control Offer is subject to satisfaction of such condition that the Change of Control Triggering Event occur on or prior to the applicable Change of Control Payment Date, such notice shall state that, in the Issuer’s discretion, the Change of Control Payment Date may be delayed until such time (including more than 60 days after the date the notice of the Change of Control Offer was delivered) as such condition shall be satisfied or waived, or such Change of Control Offer may not occur and such notice may be rescinded in the event that such condition shall not have been satisfied by the Change of Control Payment Date, or by the Change of Control Payment Date so delayed, or such notice may be rescinded at any time in the Issuer’s discretion if in the Issuer’s good faith judgment such condition will not be satisfied.

On the Change of Control Payment Date, the Issuer shall (i) accept for payment tendered debt securities or portions thereof pursuant to the Change of Control Offer, (ii) deposit with the paying agent cash in same-day funds sufficient to pay the purchase price of debt securities or portions thereof so accepted and (iii) deliver, or cause to be delivered, to the Trustee debt securities so accepted. The paying agent shall promptly make available to the holders of debt securities so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and make available for delivery to such holders a new debt security of the same series equal in principal amount to any unpurchased portion of debt securities surrendered. The Issuer will publicly announce the results of the Change of Control Offer as soon as practicable after the Change of Control Payment Date. For purposes of this covenant, the Trustee shall act as the paying agent.

The Issuer will not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Issuer and such third party purchases all debt securities properly tendered and not withdrawn under its offer.

The Issuer and its Subsidiaries will comply with the appropriate provisions of the Exchange Act, including Rule 14e-1, in the event of a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Offer provisions of the debt securities, the Issuer will be required to comply with such securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Offer provisions of the debt securities by virtue of any such conflict and compliance. The Change of Control purchase feature of the debt securities may in certain circumstances make more difficult or discourage a takeover of the Issuer and, thus, the removal of incumbent management.

The Issuer’s ability to repurchase the debt securities upon a Change of Control Triggering Event will depend upon the availability of cash sufficient to pay the purchase price and upon the terms of the then existing debt and other agreements of the Issuer. If a Change of Control were to occur, there can be no assurance that the Issuer would have funds sufficient to pay the Change of Control purchase price for all of the debt securities that might be delivered by holders seeking to exercise the purchase right. In addition, any debt agreements to which the

Issuer and certain of its affiliates are or may become party to could restrict the ability of the Issuer to repurchase the debt securities upon a Change of Control. The ability of the Issuer to repurchase the debt securities upon a Change of Control will depend upon the principal amount of the debt securities required to be repurchased, the limitations imposed by the covenants (whether contained in the then existing debt agreements of the Issuer or otherwise) then in effect and, if required, the consent by the lenders under applicable debt agreements.

Certain Covenants

Merger, Consolidation and Sale of Assets

Unless otherwise specified in the applicable prospectus supplement, the indenture provides that the Issuer will not consolidate or merge with or into or wind up into (whether or not the Issuer is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

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the Issuer is the surviving entity or the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is an entity organized or existing under the laws of the jurisdiction of organization of the Issuer or the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Person, as the case may be, being herein called the “Successor Company”);

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the Successor Company, if other than the Issuer, shall expressly assume all the obligations of the Issuer pursuant to a supplemental indenture or other documents or instruments in form reasonably satisfactory in form to the Trustee;

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immediately after giving effect to the transaction described above, no Event of Default under the indenture, and no event which, after notice or lapse of time or both would become an Event of Default under the indenture, shall have occurred and be continuing; and

•	the Trustee shall have received the officer’s certificate and opinion of counsel called for by the indenture.

In the case of any such merger, consolidation, sale, assignment, transfer, lease, conveyance or other disposition in which the Issuer is not the continuing entity and upon execution and delivery by the Successor Company of the supplemental indenture described above, such Successor Company shall succeed to, and be substituted for the Issuer and may exercise every right and power of the Issuer under the indenture with the same effect as if such Successor Company had been named as the Issuer therein, and the Issuer shall be automatically released and discharged from all obligations and covenants under the indenture and the debt securities issued under that indenture.

Guarantees by Subsidiaries

Unless otherwise specified in the applicable prospectus supplement, the indenture provides that, to the extent that any Subsidiary of the Issuer (each, a “Subsidiary Guarantor”) issues any guarantee of any Public Debt in excess of $100.0 million and such Subsidiary Guarantor is not thereafter released from such guarantee within ten Business Days from the date of such issuance, such Subsidiary Guarantor will be required to guarantee the debt securities issued under the indenture (each, a “Subsidiary Guarantee”) on a pari passu basis if such Public Debt is senior indebtedness and on a senior basis if such Public Debt is subordinated indebtedness.

No such Subsidiary Guarantors have been included as registrants under the registration statement of which this prospectus forms a part and such Subsidiary Guarantors, if any, will be added as registrants pursuant to a post-effective amendment.

Limitation on Liens

Unless otherwise specified in the applicable prospectus supplement, the indenture provides that none of the Issuer or any Subsidiary will create, assume, incur or suffer to exist any Lien on or with respect to any of its Applicable Properties to secure Indebtedness unless contemporaneously therewith or prior thereto the debt securities are equally and ratably secured for so long as such other Indebtedness shall be so secured, except for Permitted Encumbrances.

Reports

The Issuer, pursuant to Section 314(a) of the Trust Indenture Act, shall, so long as debt securities of any series are outstanding, file with the Trustee such information, documents and other reports as may be required to comply with the provisions of Section 314(a) of the Trust Indenture Act, provided that (i) any failure of the Issuer to comply with this provision shall not constitute a Default or an Event of Default and (ii) only the Trustee may institute a legal proceeding against the Issuer to enforce such delivery obligation.

Notwithstanding the foregoing, to the extent the Issuer files the information and reports referred to in the preceding paragraph with the SEC and such information is publicly available on the internet, the Issuer shall be deemed to be in compliance with its obligations to furnish such information to the Trustee.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, an “Event of Default” with respect to the debt securities of any series is defined in the indenture as being:

(1) default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the debt securities;

(2) default for 30 days or more in the payment when due of interest on or with respect to the debt securities;

(3) default in the performance, or breach, of any covenant of the Issuer in the indenture, and continuance of such default or breach for a period of 90 days after there has been given written notice by the Trustee or the holders of at least 25% in principal amount of the outstanding debt securities (with a copy to the Trustee) specifying such default or breach and requiring it to be remedied;

(4) the Issuer, pursuant to or within the meaning of any Bankruptcy Law: (i) commences proceedings to be adjudicated bankrupt or insolvent; (ii) consents to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under applicable Bankruptcy Law; (iii) consents to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or other similar official of it or for all or substantially all of its property; (iv) makes a general assignment for the benefit of its creditors; or (v) generally is not paying its debts as they become due;

(5) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (i) is for relief against the Issuer in an involuntary case or proceeding; (ii) appoints a trustee, receiver, liquidator, custodian or other similar official of the Issuer or any substantial part of the property of the Issuer; or (iii) orders the liquidation of the Issuer; and, in each case in this clause (5), the order or decree remains unstayed and in effect for 90 consecutive days; and

(6) any other Event of Default established for the debt securities of that series.

No Event of Default with respect to any particular series of debt securities necessarily constitutes an Event of Default with respect to any other series of debt securities. The indenture provides that, within 90 days after the occurrence of any default with respect to the debt securities of any series, the Trustee will mail to all holders of the debt securities of that series notice of that default. Except in the case of a default relating to the payment of principal, premium, if any, or interest on debt securities of any series, the Trustee may withhold from the holders notice of any continuing default if and so long as a committee of its responsible officers in good faith determines that withholding the notice is in the interests of the holders of the debt securities. The Trustee shall not be deemed to know of any default unless a responsible officer of the Trustee has actual knowledge thereof or unless written notice of any event which is such a default is received by the Trustee at the corporate trust office of the Trustee.

The indenture provides that if any Event of Default (other than an Event of Default specified in clause (4) or (5) of the second preceding paragraph with respect to the Issuer) occurs and is continuing under the indenture, the Trustee or the holders of at least 25% in principal amount of the then total outstanding debt securities may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding debt securities to be due and payable immediately. Upon the effectiveness of such declaration, such principal and interest shall be due and payable immediately. The Trustee shall have no obligation to accelerate the debt securities if and so long as a committee of its responsible officers in good faith determines acceleration is not in the best interest of the holders of the debt securities. Notwithstanding the foregoing, in the case of an Event of Default arising under clause (4) or (5) with respect to the Issuer, all outstanding debt securities shall be due and payable immediately without further action or notice. The holders of a majority in aggregate principal amount of the then outstanding debt securities by written notice to the Trustee may on behalf of all of the holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

Subject to the provisions of the Trust Indenture Act requiring the Trustee, during the continuance of an Event of Default under the indenture, to act with the requisite standard of care, the Trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of debt securities of any series unless those holders have offered the Trustee indemnity reasonably satisfactory to the Trustee against the costs, fees and expenses and liabilities which might be incurred in compliance with such request or direction. Subject to the foregoing, holders of a majority in principal amount of the outstanding debt securities of any series issued under the indenture have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee under the indenture with respect to that series. The indenture requires the annual filing by the Issuer with the Trustee of a certificate which states whether or not the Issuer is in default under the terms of the indenture.

Unless otherwise specified in the applicable prospectus supplement, no holder of any debt securities of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to the indenture, or for the appointment of a receiver or trustee, or for any other remedy under the indenture, unless:

•	such holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the debt securities of such series;

•	the holders of not less than 25% in principal amount of the total outstanding debt securities of such series shall have requested the Trustee to pursue the remedy;

•	holders have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss liability or expense incurred in compliance with such request;

•	the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

•	holders of a majority in principal amount of the total outstanding debt securities have not given the Trustee a direction inconsistent with such request within such 60-day period.

Notwithstanding any other provision of the indenture, the right of any holder of a debt security to receive payment of principal, premium, if any, and interest on the debt security, on or after the respective due dates expressed in the debt security, or the contractual right expressly set forth in the indenture or the debt securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such holder.

Amendment, Supplement and Waiver

Unless otherwise specified in the applicable prospectus supplement, the indenture permits the Issuer and the Trustee, with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series issued under the indenture and affected by a modification or amendment, to modify or amend any of the provisions of the indenture or of the debt securities of the applicable series or the rights of the holders of the debt securities of that series under the indenture. However, no such modification or amendment shall, among other things:

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change the stated maturity of the principal of, or installment of interest, if any, on, any debt securities, or reduce the principal amount thereof or the interest thereon or any premium payable upon redemption thereof;

•	change the currency in which the principal of (and premium, if any) or interest on such debt securities are denominated or payable;

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adversely affect the right of repayment or repurchase, if any, at the option of the holder after such obligation arises, impair the right of any holder to receive payment of principal or interest, or reduce the amount of, or postpone the date fixed for, any payment under any sinking fund or amend the contractual right expressly set forth in the indenture or the debt securities to institute suit for the enforcement of any payment on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date);

•	reduce the percentage of holders whose consent is required for modification or amendment of the indenture or for waiver of compliance with certain provisions of the indenture or certain defaults; or

•	modify the provisions that require holder consent to modify or amend the indenture or that permit holders to waive compliance with certain provisions of the indenture or certain defaults,

without in each case obtaining the consent of the holder of each outstanding debt security issued under the indenture affected by the modification or amendment.

Unless otherwise specified in the applicable prospectus supplement, the indenture also contains provisions permitting the Issuer and the Trustee, without the consent of the holders of any debt securities issued under the indenture, to modify or amend the indenture, among other things:

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to evidence the succession of another entity to the Issuer under the indenture and the assumption by such successor of the covenants of the Issuer in compliance with the requirements set forth in the indenture;

•	to add to the covenants for the benefit of the holders or to surrender any right or power herein conferred upon the Issuer;

•	to add any additional Events of Default;

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to change or eliminate any of the provisions of the indenture, provided that any such change or elimination shall become effective only when there are no outstanding debt securities of any series created prior to the execution of such supplemental indenture that is entitled to the benefit of such provision and as to which such supplemental indenture would apply;

•	to secure the debt securities;

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to supplement any of the provisions of the indenture to such extent necessary to permit or facilitate the defeasance and discharge of the debt securities, provided that any such action does not adversely affect the interests of the holders of the debt securities in any material respect;

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to evidence and provide for the acceptance of appointment hereunder by a successor trustee and to add to or change any of the provisions of the indenture necessary to provide for or facilitate the administration of the trusts by more than one trustee;

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to cure any ambiguity, omission, defect or inconsistency or to correct or supplement any provision in the indenture which may be defective or which may be inconsistent with any other provision in the indenture, or to make any other provisions with respect to matters or questions arising under the indenture;

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to change any place or places where the principal of and premium, if any, and interest, if any, on the debt securities shall be payable, the debt securities may be surrendered for registration or transfer, the debt securities may be surrendered for exchange, and notices and demands to or upon the Issuer may be served;

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

•	to conform the text of the indenture or the debt securities to any provision of the section regarding the description of the notes contained in the prospectus supplement;

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to make any amendment to the provisions of the indenture relating to the transfer and legending of debt securities as permitted by the indenture, including, without limitation to facilitate the issuance and administration of the debt securities; provided, however, that (i) compliance with the indenture as so amended would not result in debt securities being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of holders to transfer debt securities; or

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to add guarantees or guarantors in respect of all or any securities under the indenture, and to evidence the release and discharge of any guarantor from its obligations under its guarantee of any or all securities and its obligations under the indenture in respect of any or all securities in accordance with the terms of the indenture.

Unless otherwise specified in the applicable prospectus supplement, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive the compliance of the Issuer with the provisions described above under “—Change of Control Triggering Event” and “—Certain Covenants” and certain other provisions of the indenture and, if specified in the prospectus supplement relating to such series of debt securities, any additional covenants applicable to the debt securities of such series. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of all holders of debt securities of that series, waive any past default under the indenture with respect to debt securities of that series and its consequences, except a default in the payment of the principal of, or premium, if any, or interest, if any, on debt securities of that series or, in the case of any debt securities which are convertible into or exchangeable for other securities or property, a default in any such conversion or exchange, or a default in respect of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding debt security of the affected series.

Discharge and Defeasance

Unless otherwise provided in the applicable prospectus supplement, the Issuer may discharge certain obligations to holders of the debt securities of a series that have not already been delivered to the Trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by depositing with the Trustee, in trust, funds in U.S. dollars in an amount sufficient to pay the entire indebtedness including the principal, premium, if any, and interest to the date of such deposit (if the debt securities have become due and payable) or to the maturity thereof or the redemption date of the debt securities of that series, as the case may be.

The indenture provides that the Issuer may elect either (1) to defease and be discharged from any and all obligations with respect to the debt securities of a series (except for, among other things, obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency with respect to the debt securities and to hold moneys for payment in trust) (“legal defeasance”) or (2) to be released from its obligations to comply with the restrictive covenants under the indenture, and any omission to comply with such obligations will not constitute a Default or an Event of Default with respect to the debt securities of a series and clauses (3) and (7) under “— Events of Default” will no longer be applied (“covenant defeasance”). Legal defeasance or covenant defeasance, as the case may be, will be conditioned upon, among other things, the irrevocable deposit by the Issuer with the Trustee, in trust, of an amount in U.S. dollars, or U.S. government obligations, or both, or other applicable currency or government obligations as set forth in a prospectus supplement, applicable to the debt securities of that series which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal or premium, if any, and interest on the debt securities on the scheduled due dates therefor.

If the Issuer effects covenant defeasance with respect to the debt securities of any series, the amount in U.S. dollars, or U.S. government obligations, or both, or other applicable currency or government obligations as set forth in a prospectus supplement, on deposit with the Trustee will be sufficient, to pay amounts due on the debt securities of that series at the time of the stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from such Event of Default. However, the Issuer would remain liable to make payment of such amounts due at the time of acceleration.

In the case of either legal defeasance or covenant defeasance of the debt securities of a series, the Issuer will be required to deliver to the Trustee an opinion of counsel that the deposit and related defeasance will not cause the holders and beneficial owners of the debt securities of that series to recognize income, gain or loss for U.S. federal income tax purposes. If the Issuer elects legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect.

The Issuer may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. In the case of either discharge or defeasance with respect to the debt securities of a series, the Subsidiary Guarantees, if any, will terminate.

Definitions

Unless otherwise specified in the applicable prospectus supplement, the following terms have the meanings specified below:

“Applicable Properties” means (1) shares of Capital Stock or Indebtedness issued by any Subsidiary of the Issuer and owned by the Issuer or any such Subsidiary and (2) any real property or equipment located within the United States and owned by, or leased to, the Issuer or any Subsidiary of the Issuer (excluding current assets, motor vehicles and office equipment) that has a net book value (after deduction of accumulated depreciation) in excess of 1.0% of the Tangible Assets of the Fox Consolidated Group.

“Bankruptcy Law” means Title 11, U.S. Code and any similar federal, state or foreign law for the relief of debtors.

“Board of Directors” of any corporation means the Board of Directors of such corporation, or any duly authorized committee of such Board of Directors.

“Business Day” means a day other than a Saturday, Sunday or any other day on which banking institutions in New York City or the place of payment are authorized or required by law, regulation or executive order to close.

“Capital Stock” of any Person means any and all shares, interests, participations or other equivalents (however designated) of capital stock and any rights (other than loan stock or debt securities convertible into capital stock), warrants or options to acquire such capital stock.

“Change of Control” means any person (as the term “person” is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) other than the Issuer, any Subsidiary of the Issuer, or any employee benefit plan of either the Issuer or any Subsidiary of the Issuer, or the Murdoch Family, becomes the beneficial owner of 50% or more of the combined voting power of the Issuer’s then outstanding common stock entitled to vote generally for the election of directors.

“Change of Control Triggering Event” means a Change of Control and a Rating Decline.

“Content” means all print, audio, visual and other content and information available for publication, distribution, broadcast, transmission or any other form of delivery for exploitation on any form of media or medium of communication, whether now known or hereafter discovered or created.

“Content Special Purpose Vehicle” means any Special Purpose Vehicle established for the sole purpose of financing, producing, distributing, acquiring, marketing, licensing, syndicating, publishing, transmitting or other exploitation of Content.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Fox Consolidated Group” means the Issuer and its Subsidiaries, in each case, which are consolidated under GAAP.

“GAAP” means accounting principles as are generally accepted in the United States of America as of the date or time of any computation required under the Indenture.

“Indebtedness” of any Person means, at any date, and without duplication, any obligation for or in respect of: (i) money borrowed (whether or not for cash consideration and whether or not the recourse of the lender is to the whole of the assets of such Person or only a portion thereof) and premiums (if any) and capitalized interest (if any) in respect thereof and (ii) all obligations (if any) with respect to any debenture, bond (other than performance and similar bonds), note, loan or similar instrument (whether or not issued for cash consideration). Notwithstanding anything stated herein to the contrary, for purposes of the indenture, any obligation owed solely between or among members of the Fox Consolidated Group shall not constitute “Indebtedness.”

“Investment Grade” means a rating of BBB- or higher by S&P Global Ratings (a division of S&P Global Inc.) and its successors (“S&P”) or a rating of Baa3 or higher by Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors (“Moody’s”) or the equivalent of such ratings.

“Lien” means any lien, security interest, or other charge or encumbrance of any kind, including without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

“Murdoch Family” means K. Rupert Murdoch, his wife, parent or more remote forebear, children, or brothers or sisters or children of brothers or sisters, or grandchildren, grandnieces and grandnephews and other members of his immediate family or any trust or any other entity directly or indirectly controlled by, or for the benefit of, one or more of the members of the Murdoch Family described above (“controlled entities”). A trust shall be deemed controlled by the Murdoch Family if the majority of the trustees are members of the Murdoch Family or can be removed or replaced by any one or more members of the Murdoch Family or the controlled entities.

“Permitted Content Financing” means debt and equity financing arrangements with third parties for the financing, production, distribution, acquisition, marketing, licensing, syndication, publishing, transmission or other exploitation of Content by any Person in which any interest held by a member of the Fox Consolidated Group is held through a Content Special Purpose Vehicle and as to which neither the Issuer nor its Subsidiaries has incurred any Indebtedness other than through such Content Special Purpose Vehicle.

“Permitted Encumbrances” means any of the following: (i) any Lien which arises in favor of an unpaid seller in respect of goods, plant or equipment sold and delivered to any member of the Fox Consolidated Group in the ordinary course of its business until payment of the purchase price for such goods or plant or equipment or any other goods, plant or equipment previously sold and delivered by that seller (except to the extent that such Lien secures Indebtedness or arises otherwise than due to deferment of payment of purchase price); (ii) Liens arising by operation of law, including Liens for taxes, assessments and governmental charges or levies that are either (a) not yet overdue or (b) being contested in good faith and by appropriate proceedings and as to which appropriate reserves are being maintained; (iii) any Lien or pledge created or subsisting in the ordinary course of business over documents of title, insurance policies or sale contracts in relation to commercial goods to secure the purchase price thereof; (iv) any Lien with respect to a cash deposit which secures the payment or reimbursement obligation in favor of any financial institution or government in connection with any letter of credit, guarantee or bond, issued by or, as the case may be, granted to any financial institution, or government, in respect of any amount payable by any member of the Fox Consolidated Group pursuant to any agreement or arrangement entered into by any member of the Fox Consolidated Group; (v) any Lien with respect to a cash deposit which is deposited in an account with any financial institution or firm of lawyers or title company to be held in escrow in such account pursuant to any agreement or arrangement; (vi) Liens on property purchased after the date of the indenture provided that (A) any such Lien (x) is created solely for the purpose of securing Indebtedness incurred to finance the cost (including the cost of construction) of the item of property subject thereto and such Lien is created prior to, at the time of, or within 270 days after the later of, the acquisition, the completion of construction or the commencement of the full operation of such property, or for the purpose of securing Indebtedness incurred to refinance any Indebtedness previously so secured or (y) existed on such property at the time of its acquisition (other than Liens created in contemplation of such acquisition that were not incurred to finance the acquisition of such property), (B) the principal amount of Indebtedness secured by any Lien described in clause (A)(x) does not exceed 100% of such cost (plus related costs, fees and expenses), and (C) such Lien does not extend to or cover any other property other than such item or property and any improvements on such item or property; (vii) any Lien with respect to any asset (including, without limitation, securities, documents of title and source codes), to the extent arising from the delivery of such asset to any financial institution, firm of lawyers, title company or other entity which holds assets in escrow or custody, to be held in escrow pursuant to any agreement or arrangement granted in the ordinary course of business; (viii) statutory Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other like Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings, if a reserve or other appropriate provision has been made; (ix) easements, rights of way and other encumbrances on title to real property that do not materially adversely affect the use of such property for its present purposes; (x) pledges or deposits in connection with worker’s compensation, unemployment insurance and other social security legislation; (xi) Liens existing on the date of the indenture; (xii) Liens permitted to finance receivables (including pursuant to a receivables sales agreement) arising in the ordinary course of business; (xiii) Liens on assets of Content Special Purpose Vehicles securing Indebtedness incurred for the purpose of effecting Permitted Content Financings; (xiv) Liens created in favor of (x) a producer or supplier of Content or (y) any other Person in connection with the financing of the production, distribution, acquisition, marketing, licensing, syndication, publication, transmission and/or other exploitation of Content, in each case above on or with respect to distribution revenues and/or distribution rights which arise from or are attributable to such Content; (xv) Liens under construction, performance and similar bonding arrangements entered into in the ordinary course of business; (xvi) in the case of a Person becoming a member of the Fox Consolidated Group after the date of the indenture, any Lien with respect to the assets of such Person at the time it became a member of the Fox Consolidated Group, provided that such Lien is not created in contemplation of, or in connection with, such Person becoming a member of the Fox Consolidated Group; (xvii) Liens created by members of the Fox Consolidated Group in favor of other members of the Fox Consolidated Group; (xviii) Liens not otherwise permitted herein which do not, in the aggregate, exceed 15% of the Tangible Assets of the Fox Consolidated Group; and (xix) any extension, renewal or replacements of any of the Liens referred to in clauses (i) through (xviii) above, provided that the renewal, extension or replacements is limited to all or part of the property securing the original Lien or any replacement of such property and further provided that in the case of sub-clauses (i) and (iii) of this definition, there is no default in the underlying obligation secured by such encumbrance or such obligation is being contested in good faith and by appropriate proceedings.

“Person” means any individual, partnership, corporation, joint venture, limited liability company, trust or other entity, or government or any agency or political subdivision thereof.

“Public Debt” means any Indebtedness of the Issuer (other than the debt securities issued under the indenture) that is registered pursuant to a registration statement filed with the SEC or any comparable national or state regulatory or governmental body in any jurisdiction of the United States or otherwise, plus any Indebtedness that any member of the Fox Consolidated Group has issued and provided registration rights to the holders of such privately placed securities in connection with such issuance.

“Rating Agencies” means (i) S&P and Moody’s or (ii) if S&P or Moody’s or both shall not make a rating of the debt securities of the applicable series issued under the indenture publicly available, a nationally recognized securities rating agency or agencies, as the case may be, selected by the Issuer, which shall be substituted for S&P or Moody’s or both, as the case may be, so that there shall be two nationally recognized securities rating agencies rating the debt securities of such series at the applicable time.

“Rating Category” means (i) with respect to S&P, any of the following categories: BB, B, CCC, CC, C and D (or equivalent successor categories); (ii) with respect to Moody’s, any of the following categories: Ba, B, Caa, Ca, C and D (or equivalent successor categories); and (iii) the equivalent of any such category of S&P or Moody’s used by another Rating Agency. In determining whether the rating of the debt securities of the applicable series issued under the indenture has decreased by one or more gradations, gradations within Rating Categories (+ and – for S&P; 1, 2 and 3 for Moody’s; or the equivalent gradations for another Rating Agency) shall be taken into account (e.g., with respect to S&P, a decline in a rating from BB+ to BB, as well as from BB– to B+, will constitute a decrease of one gradation).

“Rating Date” means the date which is 90 days prior to the earlier of, (i) a Change of Control or (ii) public notice of the occurrence of a Change of Control or of the intention by the Issuer to effect a Change of Control.

“Rating Decline” means the occurrence of the following on, or within 90 days after the earlier of, (i) the occurrence of a Change of Control or (ii) public notice of the occurrence of a Change of Control or the intention by the Issuer to effect a Change of Control (which period shall be extended so long as the rating of the debt securities of the applicable series issued under the indenture is under publicly announced consideration for a possible downgrade by any of the Rating Agencies), (a) in the event the debt securities of the applicable series issued under the indenture are rated by either Rating Agency on the Rating Date as Investment Grade, the rating of the debt securities of such series shall be reduced so that such debt securities are rated below Investment Grade by both Rating Agencies, or (b) in the event the debt securities of the applicable series issued under the indenture are rated below Investment Grade by both Rating Agencies on the Rating Date, the rating of the debt securities of such series by both Rating Agencies shall be decreased by one or more gradations (including gradations within Rating Categories as well as between Rating Categories). The Trustee shall not be responsible for monitoring whether a Rating Decline has occurred.

“Subsidiary” means, with respect to any Person, (i) a corporation a majority of whose issued and outstanding Capital Stock, voting shares or ordinary shares having ordinary voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof or (ii) any other Person

(other than a corporation) in which such Person, one or more Subsidiaries thereof or such Person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof has at least a majority ownership interest and the power to direct the policies, management and affairs thereof. For purposes of this definition, any director’s qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Subsidiary.

“Tangible Assets” of any Person means, as of any date, the amount of total assets of such Person and its subsidiaries on a consolidated basis at such date minus goodwill, trade names, patents, unamortized debt discount expense and other like intangibles, all determined in accordance with GAAP.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Trustee

The indenture and the provisions of the Trust Indenture Act contain limitations on the rights of a trustee, should it become a creditor of the Issuer, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. Any trustee is permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest it must eliminate such conflict upon the occurrence of a default or must resign.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of the material terms of the Class A Common Stock and the Class B Common Stock that are contained in our Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and our Amended and Restated By-laws (the “By-laws”), and is qualified in its entirety by reference to these documents. You should refer to the Certificate of Incorporation and the By-laws, each of which has been filed as an exhibit to the registration statement of which this prospectus is a part. In addition, you should refer to the General Corporation Law of Delaware, as amended (the “DGCL”), which may also affect the terms of our Common Stock (as defined below).

General

The Company’s authorized share capital consists of 2,000,000,000 shares of Class A Common Stock, 1,000,000,000 shares of Class B Common Stock (the Class B Common Stock, together with the Class A Common Stock, the “Common Stock”), 35,000,000 shares of Preferred Stock and 35,000,000 shares of series common stock, par value $0.01 per share (the “Series Common Stock”). As of August 8, 2023, 253,683,969 shares of Class A Common Stock were issued and outstanding, 235,581,025 shares of Class B Common Stock were issued and outstanding, and no shares of the Preferred Stock or the Series Common Stock were issued and outstanding. The Class A Common Stock and the Class B Common Stock are listed on The Nasdaq Global Select Market under the symbols “FOXA” and “FOX,” respectively.

Class A Common Stock and Class B Common Stock

Class A Common Stock Voting Rights

A holder of Class A Common Stock may only vote under the following circumstances:

•

on a proposal to dissolve the Company or to adopt a plan of liquidation of the Company, and with respect to any matter to be voted on by our stockholders following adoption of a proposal to dissolve the Company or to adopt a plan of liquidation of the Company;

•	on a proposal to sell, lease or exchange all or substantially all of the Company’s property and assets;

•

on a proposal to adopt an agreement of merger or consolidation in which the Company is a constituent corporation, as a result of which our stockholders prior to the merger or consolidation would own less than sixty percent (60%) of the voting power or capital stock of the surviving corporation or consolidated entity (or the direct or indirect parent of the surviving corporation or consolidated entity) following the merger or consolidation; and

•

with respect to any matter to be voted on by our stockholders during a period during which a dividend (or part of a dividend) in respect of Class A Common Stock has been declared and remains unpaid following the payment date with respect to such dividend (or part thereof).

Other than as set forth in the preceding paragraph and as provided by law, a holder of a share of Class A Common Stock has no right to vote.

To the extent the holders of Class A Common Stock are entitled to vote on a particular matter, they shall vote in the same manner and subject to the same conditions as the holders of Class B Common Stock, Preferred Stock or Series Common Stock.

At annual and extraordinary general meetings of stockholders:

•	a majority in voting power of all of the outstanding shares of the stock entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for all purposes; and

•	each holder of Class A Common Stock represented at a meeting of stockholders shall be entitled to cast one vote for each share of Class A Common Stock entitled to vote at the meeting.

Class B Common Stock Voting Rights

As a general matter, holders of Class B Common Stock are entitled to one vote per share on all matters on which stockholders have the right to vote, including director elections.

Vote Required

Unless otherwise provided by the Certificate of Incorporation or the By-laws, or provided by the rules or regulations of any stock exchange applicable to us, applicable law or pursuant to any regulation applicable to us or our securities, (a) directors shall be elected by majority of votes cast in uncontested director elections (and by plurality of votes cast in contested director elections) and (b) any other question brought before any meeting of stockholders shall be determined by the affirmative vote of a majority of the votes cast thereon by the holders represented and entitled to vote at the meeting.

Ownership of Class A Common Stock and Class B Common Stock by the Murdoch Family Trust and K. Rupert Murdoch

As a result of his ability to appoint certain members of the board of directors of the corporate trustee of the Murdoch Family Trust, which, as of August 8, 2023, beneficially owned less than one percent of the outstanding Class A Common Stock and 43.39% of Class B Common Stock, K. Rupert Murdoch may be deemed to be a beneficial owner of the shares beneficially owned by the Murdoch Family Trust. K. Rupert Murdoch, however, disclaims any beneficial ownership of these shares. Also, K. Rupert Murdoch beneficially owns or may be deemed to beneficially own an additional less than one percent of Class B Common Stock and less than one percent of Class A Common Stock. Thus, as of August 8, 2023, K. Rupert Murdoch may be deemed to beneficially own in the aggregate less than one percent of Class A Common Stock and 43.99% of Class B Common Stock. This concentration of voting power could discourage third parties from making proposals involving an acquisition of the Company. Additionally, the ownership concentration of Class B Common Stock by the Murdoch Family Trust increases the likelihood that proposals submitted for stockholder approval that are supported by the Murdoch Family Trust will be adopted and proposals that the Murdoch Family Trust does not support will not be adopted, whether or not such proposals to stockholders are also supported by the other holders of Class B Common Stock.

Dividends

Holders of Class A Common Stock and Class B Common Stock are generally entitled to such dividends, if any, as may be declared by our Board of Directors from time to time in its sole discretion out of our assets or legally available funds, subject to the following provisions:

•

if dividends are declared on Class A Common Stock or Class B Common Stock that are payable in shares of Common Stock, or securities convertible into, or exercisable or exchangeable for Common Stock, the dividends payable to the holders of Class A Common Stock shall be paid only in shares of Class A Common Stock (or securities convertible into, or exercisable or exchangeable for Class A Common Stock), the dividends payable to holders of Class B Common Stock shall be paid only in shares of Class B Common Stock (or securities convertible into, or exercisable or exchangeable for Class B Common Stock), and such dividends shall be paid in the same number of shares (or fraction thereof) on a per share basis of Class A Common Stock and Class B Common Stock (or securities convertible into, or exercisable or exchangeable for the same number of shares (or fraction thereof) on a per share basis of such class of Common Stock), respectively; and

•

in no event shall the shares of the Class A Common Stock or Class B Common Stock be split, divided, or combined unless the outstanding shares of the other class shall be proportionately split, divided or combined.

Any dividends declared by our Board of Directors on a share of Common Stock shall be declared in equal amounts with respect to each share of Class A Common Stock and Class B Common Stock (as determined in good faith by our Board of Directors in its sole discretion), provided that in the case of dividends payable in shares of our Common Stock, or securities convertible into, or exercisable or exchangeable for, our Common Stock, or dividends or other distributions (including, without limitation, any distribution pursuant to a stock dividend or a “spin-off,” “split-off” or “split-up” reorganization or similar transaction) payable in shares or other equity interests of any corporation or other entity, which immediately prior to the time of the dividend or distribution is a subsidiary of the Company and which possesses authority to issue Class A Common Stock or equity interests and Class B Common Stock or equity interests (or securities convertible into, or exercisable or exchangeable for, such shares or equity interests) with voting characteristics identical or comparable to those of Class A Common Stock and Class B Common Stock, respectively, such dividends shall be paid as provided for in the Certificate of Incorporation.

Authorized but Unissued Shares

Our authorized but unissued shares of Common Stock and Preferred Stock are available for future issuance without stockholder approval. We may issue shares for a variety of purposes, including to fund acquisitions and as employee compensation. The existence of authorized but unissued shares of Common Stock and Preferred Stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise by making such attempts more difficult or more costly.

Liquidation

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, after distribution in full of the preferential and/or other amounts to be distributed to the holders of shares of any outstanding series of Preferred Stock or Series Common Stock, the holders of shares of Class A Common Stock, Class B Common Stock and, to the extent the terms thereof so provide, the Preferred Stock and Series Common Stock shall be entitled to receive all of our remaining assets available for distribution to our stockholders, ratably in proportion to the number of shares held by them (or, with respect to any series of the Preferred Stock or Series Common Stock, according to their terms).

No Preemptive Rights

No holder of any Common Stock has any preemptive rights to subscribe to any of the Company’s securities of any kind or class.

Transfer Restrictions and Redemption

In addition to the transfer restrictions described under “—Anti-Takeover Effects of Various Provisions of Delaware Law, the Certificate of Incorporation and the By-laws—Transfer Restrictions,” the Certificate of Incorporation provides for certain regulatory restrictions on transfers.

If the Company has reason to believe that the Ownership (as defined in the Certificate of Incorporation), or proposed Ownership, of shares of capital stock of the Company by any stockholder, other Owner (as defined in the Certificate of Incorporation) or Proposed Transferee (as defined in the Certificate of Incorporation) could, either by itself or when taken together with the Ownership of any shares of capital stock of the Company by any other Person (as defined in the Certificate of Incorporation), result in any Violation (as defined in the Certificate of Incorporation), such stockholder, other Owner or Proposed Transferee, upon request of the Company, shall promptly furnish to the Company such information as the Company may reasonably request to determine whether the Ownership of, or the exercise of any rights with respect to, shares of capital stock of the Company by such stockholder, other Owner or Proposed Transferee could result in any Violation.

If (i) any stockholder, other Owner or Proposed Transferee from whom information is requested should fail to respond to such request within the period of time (including any applicable extension thereof) determined by the Board of Directors, or (ii) whether or not any stockholder, other Owner or Proposed Transferee timely responds to any such request for information, the Board of Directors shall conclude that effecting, permitting or honoring any Transfer (as defined in the Certificate of Incorporation) or the Ownership of any shares of capital stock of the Company, by any such stockholder, other Owner or Proposed Transferee, could result in any Violation, or that it is in the interest of the Company to prevent or cure any such Violation or any situation which could result in any such Violation, or mitigate the effects of any such Violation or any situation that could result in any such Violation, then the Company may, inter alia, (A) refuse to permit any Transfer of record of shares of capital stock of the Company that involves a Transfer of such shares to, or Ownership of such shares by, any Disqualified Person (as defined in the Certificate of Incorporation), (B) refuse to honor any such Transfer of record effected or purported to have been effected, and in such case any such Transfer of record shall be deemed to have been void ab initio, (C) suspend those rights of stock ownership the exercise of which could result in any Violation and/or (D) redeem such shares in accordance with the paragraph below.

Notwithstanding any other provision of the Certificate of Incorporation to the contrary, but subject to the provisions of any resolution or resolutions of the Board of Directors creating any series of Series Common Stock or any series of Preferred Stock, outstanding shares of Common Stock, Series Common Stock or Preferred Stock shall always be subject to redemption by the Company, by action of the Board of Directors, if in the judgment of the Board of Directors such action should be taken with respect to any shares of capital stock of the Company of which any Disqualified Person is the stockholder, other Owner or Proposed Transferee. The terms and conditions of such redemption shall be as set forth in the Certificate of Incorporation.

We shall, to the extent required by law, note on the certificates of our capital stock that shares represented by such certificates are subject to the restrictions set forth in this section.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Computershare Trust Company, N.A.

Preferred Stock and Series Common Stock

The Certificate of Incorporation authorizes our Board of Directors to designate and issue from time to time one or more series of Preferred Stock or Series Common Stock without stockholder approval, provided that our Board of Directors shall not issue any shares of Preferred Stock or Series Common Stock which entitle the holders thereof to more than one vote per share without an affirmative vote of the majority of the holders capital stock of the Company entitled to vote generally in the election of directors. Under the terms of the Certificate of Incorporation, our Board of Directors is authorized, subject to limitations prescribed by the DGCL, and by the Certificate of Incorporation, to issue up to 35,000,000 shares of Preferred Stock and up to 35,000,000 shares of Series Common Stock, each in one or more series, without further action by the holders of our Common Stock. Our Board of Directors is vested with the authority to fix by resolution the designations, preferences and relative, participating, optional or other special rights, and such qualifications, limitations or restrictions thereof, including, without limitation, redemption rights, dividend rights, liquidation preferences and conversion or exchange rights of any class or series of Preferred Stock, and to fix the number of classes or series of Preferred Stock or Series Common Stock, the number of shares constituting any such class or series and the voting powers for each class or series.

Our Board of Directors may issue Preferred Stock or Series Common Stock with voting rights or conversion rights that, if exercised, could adversely affect the voting power of the holders of Common Stock.

Anti-Takeover Effects of Various Provisions of Delaware Law, the Certificate of Incorporation and the By-Laws

Size of Board and Vacancies; Removal

Subject to the rights of the holders of any series of Preferred Stock or Series Common Stock, the Certificate of Incorporation and the By-laws provide that the total number of directors constituting the entire Board of Directors shall be not less than three (3), with the then-authorized number of directors being fixed from time to time exclusively by the Board of Directors. Subject to the rights of the holders of any series of Preferred Stock or Series Common Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director so chosen shall hold office until the next election of directors and until his or her successor shall be elected and qualified. No decrease in the number of directors shall shorten the term of any incumbent director.

Stockholder Action by Written Consent

Subject to the rights of the holders of any series of Preferred Stock or Series Common Stock, the Certificate of Incorporation and the By-laws provide that our stockholders may act only at an annual or special meeting of stockholders and may not act by written consent (unless there are three record holders or fewer).

Amendment of By-laws

The Certificate of Incorporation provides that the Board of Directors is authorized to adopt, repeal, alter or amend our by-laws by a vote of a majority of the entire Board of Directors. In addition to any requirements of law and any other provision of the Certificate of Incorporation, our stockholders are able to, with the affirmative vote of holders of 65% or more of the combined voting power of the then outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class, adopt, amend or repeal any provision of our by-laws.

Transfer Restrictions

The Certificate of Incorporation provides that an Owner of shares of Class A Common Stock or Class B Common Stock may not sell, exchange or otherwise transfer Ownership of such shares to any person who has made an Offer (as defined in the Certificate of Incorporation) pursuant to such Offer unless such Offer relates to both Class A Common Stock and Class B Common Stock, or another Offer or Offers are contemporaneously made with such Offer by such person such that, between all the Offers, they relate to both Class A Common Stock and Class B Common Stock, and the terms and conditions of such Offer or Offers as they relate to each of the Class A Common Stock and Class B Common Stock are Comparable (as defined in the Certificate of Incorporation). We shall, to the extent required by law, note on the certificates of our Common Stock that shares represented by such certificates are subject to the restrictions set forth in this paragraph.

Stockholder Meetings

Subject to the rights of the holders of any series of Preferred Stock or Series Common Stock, the Certificate of Incorporation and the By-laws provide that special meetings of stockholders (i) may be called by the Board of Directors pursuant to a resolution approved by a majority of the total number of directors then constituting the entire Board of Directors, (ii) may be called by the chairman or a vice or deputy chairman of our Board of Directors or (iii) shall be called by the secretary of the Company upon the written request of holders of record of not less than 20% of the outstanding shares of Class B Common Stock, proposing a proper matter for stockholder action under the DGCL at such special meeting, provided that (a) no such special meeting of stockholders shall be called pursuant to clause (iii) if the written request by such holders is received less than 135 days prior to the first anniversary of the date of the preceding annual meeting of stockholders of the Company and (b) any special meeting called pursuant to clause (iii) shall be held not later than 100 days following receipt of the written request by such holders, on such date and at such time and place as determined by the Board of Directors.

Requirements for Advance Notice of Stockholder Nominations and Proposals

Subject to the rights of the holders of any series of Preferred Stock or Series Common Stock, the By-laws contain advance-notice and other procedural requirements that apply to stockholder nominations of persons for election to our Board of Directors at any annual meeting of stockholders and to stockholder proposals that stockholders take any other action at any annual meeting. In the case of any annual meeting, a stockholder proposing to nominate a person for election to our Board of Directors or proposing other business is required to give our secretary written notice of the proposal at our principal executive offices not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year’s annual meeting. These stockholder proposal deadlines are subject to exceptions if the annual meeting date is set more than 30 days before or 70 days after such anniversary date, or if no annual meeting was held in the preceding year, in which case notice by such stockholder, to be timely, must be so delivered not earlier than the close of business on the 120th day prior to the date of the current year’s annual meeting and not later than the close of business on the later of the 90th day prior to the date of the current year’s annual meeting, or the 10th day following the day on which public announcement of the date of the current year’s annual meeting is first made. If a special meeting of stockholders is called for the election of directors, a stockholder proposing to nominate a person for that election must give our secretary written notice of the proposal at our principal executive offices not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. The By-laws prescribe specific information that any such stockholder notice must contain, including, without limitation, a description of the proposal, the reasons for the proposal, and other specified matters.

These advance-notice provisions may have the effect of precluding a contest for the election of our directors or the consideration of stockholder proposals if the proper procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal, without regard to whether consideration of those nominees or proposals might be harmful or beneficial to us and our stockholders.

Forum Selection

The By-laws provide that, unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware is, to the fullest extent permitted by law, the sole and exclusive forum for any derivative action, action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or employee of the Company to the Company or its stockholders, action arising pursuant to any provision of the DGCL, action as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware or action asserting a claim governed by the internal affairs doctrine.

Any person or entity purchasing or otherwise acquiring any interest in the Common Stock is deemed to have received notice of and consented to the foregoing forum selection bylaw, which could limit the Company’s stockholders’ ability to choose the judicial forum for disputes with the Company. The enforceability of similar forum selection clauses in other companies’ bylaws or similar governing documents has been challenged in legal proceedings, and it is possible that in connection with any action a court could find the forum selection clause contained in the By-laws to be inapplicable or unenforceable in such action.

Limitation of Liability for Officers and Directors and Insurance

The DGCL authorizes corporations to limit or eliminate the personal liability of directors and officers to corporations and their stockholders for monetary damages for breaches of directors’ and officers’ fiduciary duties as directors and officers, as applicable. The Certificate of Incorporation and the By-laws include provisions that exculpate and indemnify, to the fullest extent allowable under the DGCL, the personal liability of directors or officers for monetary damages by reason of the fact that he or she is or was a director or officer of the Company or any of its direct or indirect subsidiaries or is or was serving at the request of the Company as a director or officer of any other corporation, partnership, joint venture, trust or other enterprise against any expense, as the case may be. The By-laws also provide that we must indemnify and advance reasonable expenses to our directors and officers, subject to our receipt of an undertaking from the indemnified party as may be required under such bylaws or the DGCL. We are also expressly authorized to carry directors’ and officers’ insurance, at our own expense, to protect us, our directors, officers and certain employees for some liabilities, whether we would have the power to indemnify our directors, officers or employees from such liabilities under the DGCL or not. The limitation of liability and indemnification provisions included in the Certificate of Incorporation and the By-laws may discourage stockholders from bringing a lawsuit against directors and officers for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. However, this provision does not limit or eliminate our rights, or those of any stockholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s or officer’s duty of care. The provisions do not alter the liability of directors and officers under the federal securities laws. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Our insurance policies insure our directors and officers and those of our subsidiaries against certain liabilities they may incur in their capacity as directors and officers. The insurance provides coverage, subject to its terms and conditions, if the Company is unable (e.g., due to bankruptcy) or unwilling to indemnify the directors and officers for a covered wrongful act.

Certain Corporate Opportunities

The By-laws contain provisions relating to certain corporate opportunities that may simultaneously be of interest to us and to News Corporation (“News Corp”). These provisions will provide that in the event that any of our stockholders who are: (x) K. Rupert Murdoch, his wife, child or more remote issue, or brother or sister or child or more remote issue of a brother or sister, which we refer to collectively as the Murdoch Family, or (y) any person directly or indirectly controlled by one or more members of the Murdoch Family, which we refer to as a Murdoch Controlled Person; provided that a trust and the trustees of such trust shall be deemed to be controlled by any one or more members of the Murdoch Family if a majority of the trustees of such trust are members of the Murdoch Family or may be removed or replaced by any one or more of the members of the Murdoch Family and/or Murdoch Controlled Persons, which we refer to each as a Covered Stockholder (so long as such Covered Stockholders continue to own, in the aggregate, 10% or more of the voting stock of each of us and News Corp) or any of our directors and officers, which we refer to collectively as the Overlap Persons, that are or may become stockholders, directors, officers, employees and agents of News Corp and its affiliates, which we refer to each as an Other Entity, is presented, offered, or otherwise acquires knowledge of a potential business opportunity for us, which we refer to as a Potential Business Opportunity:

•

such Overlap Person will have no duty to refrain from referring such Potential Business Opportunity to any Other Entity and, if such Overlap Person refers such Potential Business Opportunity to an Other Entity, such Overlap Person shall have no duty or obligation to refer such Potential Business Opportunity to us and will not be liable to us for such referral or for any failure to give us notice of, or refer us to, such Potential Business Opportunity;

•

any Other Entity may participate, engage or invest in any such Potential Business Opportunity notwithstanding that such Potential Business Opportunity may have been referred to it by an Overlap Person; and

•

if an Overlap Person refers a Potential Business Opportunity to an Other Entity, then, as between us and such Other Entity, we shall be deemed to have renounced, to the fullest extent permitted by law, any interest or right to such Potential Business Opportunity.

The effect of these provisions could result in the Overlap Persons submitting any Potential Business Opportunities to News Corp.

We may enter into and perform additional agreements or transactions with an Other Entity and, to the fullest extent permitted by law and the provisions of the By-laws, no such agreement or transaction, nor the performance thereof by us or by an Other Entity, shall be considered contrary to any fiduciary duty owed to us, or to any of our stockholders, by any Overlap Person by reason of the fact that such person is an Overlap Person and no Overlap Person shall have or be under any fiduciary duty to us, or to any of our stockholders, by reason of the fact that such person is an Overlap Person, to refrain from acting on behalf of us or News Corp in respect of any such agreement or transaction or performing any such agreement or transaction in accordance with its terms. Each such Overlap Person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to our best interests, and shall be deemed not to have breached his or her duties of loyalty to us or any of our stockholders, and not to have derived an improper personal benefit therefrom.

No amendment or repeal of, or adoption of any provision inconsistent with, the foregoing provisions will have any effect upon any agreement or arrangements entered into prior to the time of such amendment, repeal or adoption, including any allocation of any business opportunity between us and any Other Entity or any duty or obligation owed by any Overlap Person to us with respect to any corporate opportunity prior to such time.

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus from time to time in one or more transactions:

•	to purchasers directly;

•	through underwriters;

•	through agents;

•	through dealers; or

•	through a combination of any of the foregoing methods of sale.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act. A prospectus supplement will describe the terms of any sale of securities we are offering hereunder. Direct sales may be arranged by one or more securities broker-dealers or other financial intermediaries.

The applicable prospectus supplement will name any underwriter involved in a sale of securities. We, the underwriters, agents or dealers described above may offer and sell securities from time to time at a fixed price or prices, which may be changed, or from time to time at market prices or prices relating to such market prices or at negotiated prices. Underwriters may be deemed to have received compensation from us from sales of securities in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may be involved in any at the market offering of securities by or on our behalf.

Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.

Unless otherwise specified in the applicable prospectus supplement, the obligations of any underwriters to purchase securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the securities if any are purchased.

The applicable prospectus supplement will set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the securities at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids. In addition, in an offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in syndicate covering transactions, stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market prices of the securities above independent market levels. The underwriters are not required to engage in any of these activities, and may end any of them at any time.

We will name any agent involved in a sale of securities, as well as any commissions payable by us to such agent, in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, any such agent will be acting on a reasonable efforts basis for the period of its appointment.

If we utilize a dealer in the sale of the securities being offered pursuant to this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

Underwriters, dealers and agents participating in a sale of the securities may be deemed to be underwriters as defined in the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses.

Underwriters or agents and their affiliates may be customers of, engage in transactions with or perform services for us or our affiliates.

LEGAL MATTERS

Unless we state otherwise in the applicable prospectus supplement, the legal validity of the securities offered by this prospectus will be passed upon for us by Kirkland & Ellis LLP, New York, New York.

EXPERTS

The consolidated financial statements of Fox Corporation appearing in Fox Corporation’s Annual Report (Form 10-K) for the year ended June 30, 2023, and the effectiveness of Fox Corporation’s internal control over financial reporting as of June 30, 2023, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

$1,250,000,000

Fox Corporation

6.500% Senior Notes due 2033

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

J.P. Morgan	Citigroup	Deutsche Bank Securities	Goldman Sachs & Co. LLC	Morgan Stanley

October 5, 2023